Exhibit 10.46
EXECUTION COPY
MASTER DISTRIBUTION, DISSOLUTION AND COOPERATION AGREEMENT
     This MASTER DISTRIBUTION, DISSOLUTION AND COOPERATION AGREEMENT, dated as of January 1, 2007 (this “Agreement”), is entered into by and among Texas and Kansas City Cable Partners, L.P., a Delaware limited partnership (the “Partnership”), as assignor of the assets and liabilities to be distributed hereunder, Time Warner Entertainment-Advance/Newhouse Partnership, a New York general partnership, as assignee of the other TWI Partner (the “TWI Assignee”), Comcast TCP Holdings, Inc., a Delaware corporation, as assignee of the other Comcast Partners (the “Comcast Assignee”, and together with the TWI Assignee, the “Assignees”), each of the Partners, each of the TWI Transferred Subsidiaries (as defined below), each of the Comcast Transferred Subsidiaries (as defined below) and Comcast Distribution LLC (as defined below). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Partnership Agreement (as defined below).
W I T N E S S E T H:
     WHEREAS, each Partner is a party to that certain Limited Partnership Agreement of the Partnership, dated as of June 23, 1998, as amended by Amendment No. 1, dated as of December 11, 1998, Amendment No. 2, dated as of May 16, 2000, Amendment No. 3, dated as of August 23, 2000, Amendment No. 4, dated as of May 1, 2004, and Amendment No. 5, dated as of February 28, 2005 (as amended, the “Partnership Agreement”);
     WHEREAS, the Partners intend for the Partnership to be dissolved in accordance with the dissolution provisions of the Delaware Revised Uniform Limited Partnership Act (Del. Code Ann. Tit. 6 § 17-101 et. seq.) (the “DRULPA”) and pursuant to the Dissolution Procedure set forth in Section 8.4 of the Partnership Agreement;
     WHEREAS, pursuant to Section 8.4(a) of the Partnership Agreement, the Comcast Partners initiated a Dissolution Procedure by delivering a Dissolution Notice to the TWI Partners on July 3, 2006;
     WHEREAS, pursuant to Section 8.4(b) of the Partnership Agreement, the Comcast Partners delivered an Allocation Notice to the TWI Partners on July 3, 2006;
     WHEREAS, pursuant to Section 8.4(c) of the Partnership Agreement, the TWI Partners delivered a written notice to the Comcast Partners on August 1, 2006, identifying the Kansas & SW Asset Pool as the Asset Pool selected by them to be distributed to them in connection with the Dissolution Procedure;
     WHEREAS, pursuant to Section 8.4(h)(ii) of the Partnership Agreement, the TWI Partners have elected to have the Kansas & SW Asset Pool distributed to the TWI Assignee, as a designee (as defined in Section 8.4(h)(v) of the Partnership Agreement) of the TWI Partners, and the Comcast Partners have elected to have the

Houston Asset Pool distributed to the Comcast Assignee, as a designee (as defined in Section 8.4(h)(v) of the Partnership Agreement) of the Comcast Partners, in each case, in complete redemption of the Interests (except to the extent relating to any TWI Delayed Asset or Comcast Delayed Asset, as applicable) of such Partners in the Partnership, subject to the terms and conditions of the Partnership Agreement and this Agreement;
     WHEREAS, pursuant to Section 8.4(l) of the Partnership Agreement, the Partners, their designees, the Partnership and the Subsidiaries, as appropriate, have agreed to execute and deliver, in each case as of the Distribution Date with respect to the relevant Asset Pool, (i) appropriate assignment agreements to effectuate the transfer of applicable Assets to the Receiving Partners (or their designees or to a Subsidiary of the Partnership that will be transferred as provided herein), (ii) appropriate assumption agreements pursuant to which the Receiving Partners (or their designees or a Subsidiary of the Partnership that will be transferred as provided herein) will assume all Liabilities (as defined therein) attributable to the Asset Pool being distributed to them and (iii) appropriate indemnities to the other set of Related Partners for any losses such Partners may suffer with respect to any of such Liabilities assumed by the Receiving Partners (or their designees or a Subsidiary of the Partnership, as applicable);
     WHEREAS, also pursuant to Section 8.4(l) of the Partnership Agreement, each set of Related Partners has agreed to execute (or cause their designees to execute) other agreements and instruments reasonably necessary to ensure an orderly winding up of the affairs of the Partnership and its Subsidiaries, including customary agreements providing for cooperation with respect to post-dissolution tax audits and controversies, sharing of information, record retention, and defense of third-party claims;
     WHEREAS, in accordance with Section 4.5(n) of the Partnership Agreement, the Partnership has obtained the unanimous written consent of the members of the Management Committee to redeem the entire Interest (except to the extent relating to any TWI Delayed Asset or Comcast Delayed Asset, as applicable) of each Partner of the Partnership on the terms and subject to the conditions set forth in the Partnership Agreement;
     WHEREAS, in furtherance of the Dissolution Procedure and upon the terms and subject to the conditions set forth herein, (A) (i) the Partnership shall directly or indirectly transfer all of its (and its Subsidiaries’) interest in the TWI Transferred Assets (as defined herein) to the TWI Assignee and the TWI Assignee shall accept such interest in the TWI Transferred Assets and (ii) the Partnership shall redeem the entire Interest of each TWI Partner (except to the extent relating to any TWI Delayed Asset) and (B) (i) the Partnership shall directly or indirectly transfer all of its (and its Subsidiaries’) interest in the Comcast Transferred Assets (as defined herein) to the Comcast Assignee and the Comcast Assignee shall accept such interest in the Comcast Transferred Assets and (ii) the Partnership shall redeem the entire Interest (except to the extent relating to any Comcast Delayed Asset) of each of Comcast Partner;

     WHEREAS, pursuant to Section 8.4(n) of the Partnership Agreement, the parties intend that (i) the Kansas & SW Asset Pool shall be treated for U.S. federal income tax purposes as having been distributed to the TWI Assignee in complete redemption of all Interests in the Partnership held by the TWI Partners on August 1, 2006 and (ii) the Houston Asset Pool shall be treated for U.S. federal income tax purposes as having been distributed to the Comcast Assignee in complete redemption of all Interests in the Partnership held by the Comcast Partners on August 1, 2006; and
     WHEREAS, upon the completion of the transactions contemplated by this Agreement and at the time set forth herein, the Partners desire to wind up the Partnership and to cancel the certificate of limited partnership of the Partnership in accordance with Section 17-203 of the DRULPA.
     NOW, THEREFORE, in consideration of the mutual promises made herein and upon the terms and subject to the conditions set forth herein, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.1 Definitions. As used in this Agreement, the following terms have the following meanings.
          (a) “Action” means any demand, action, suit, countersuit, arbitration, inquiry, proceeding or investigation by or before any federal, state, local, foreign or international Governmental Authority or any arbitration or mediation tribunal.
          (b) “Agreement” has the meaning set forth in the preamble to this Agreement.
          (c) “Assignees” has the meaning set forth in the preamble to this Agreement.
          (d) “Assumed Liabilities” means the Comcast Assumed Liabilities and the TWI Assumed Liabilities.
          (e) “Base Interest Rate” means an interest rate per annum equal to the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City.
          (f) “Bill of Sale” means the forms of Bill of Sale and Assignment and Assumption Agreement attached hereto as Exhibit A and Exhibit C, as applicable.

          (g) “Business Day” means any day other than a Saturday or Sunday or a day on which banks in New York, New York are authorized or required to be closed.
          (h) “Comcast Assignee” has the meaning set forth in the preamble to this Agreement.
          (i) “Comcast Assumed Liabilities” has the meaning set forth in Section 3.5 of this Agreement.
          (j) “Comcast Cash Amount” has the meaning set forth in Section 4.1(a) of this Agreement.
          (k) “Comcast Contracts” has the meaning set forth in Section 3.4(b)(i) of this Agreement.
          (l) “Comcast Delayed Asset” has the meaning set forth in Section 3.9 of this Agreement.
          (m) “Comcast Distributed Systems” has the meaning set forth in Section 3.4(a) of this Agreement.
          (n) “Comcast Distribution LLC” means Houston TKCCP Holdings, LLC, a Delaware limited liability company that is a wholly owned Subsidiary of the Partnership.
          (o) “Comcast Estimated Cash Amount” means $35,633,484.00, the estimated amount of cash in the Houston Asset Pool as of the Distribution Date.
          (p) “Comcast Excluded Taxes” means all Income Taxes, other than Pass-Through Entity Level Income Taxes, relating to or arising out of, or resulting from the ownership or operation of the Comcast Transferred Assets for taxable periods, or portions thereof, ending on or prior to the date immediately preceding the Selection Date, other than Income Taxes suffered by the Comcast Assignee or any of its Affiliates as a partner in the Partnership.
          (q) “Comcast Excluded Telecom License Liabilities” has the meaning set forth in Section 3.5(d) of this Agreement.
          (r) “Comcast Fixed Assets” has the meaning set forth in Section 3.4(b)(iii) of this Agreement.
          (s) “Comcast Group” means each Comcast Transferred Subsidiary, Comcast Distribution LLC, the Comcast Assignee and each other Comcast Partner, any of their respective Affiliates (after giving effect to the transactions contemplated by this Agreement), and their respective successors and assigns.

          (t) “Comcast Indemnifying Party” has the meaning set forth in Section 6.2 of this Agreement.
          (u) “Comcast Indemnitee” has the meaning set forth in Section 6.1 of this Agreement.
          (v) “Comcast Properties” has the meaning set forth in Section 3.4(b)(ii) of this Agreement.
          (w) “Comcast Telecom License Liabilities” has the meaning set forth in Section 3.5(d) of this Agreement.
          (x) “Comcast Transferred Assets” has the meaning set forth in Section 3.4 of this Agreement.
          (y) “Comcast Transferred Subsidiary” means each of TCP Security Company LLC, a Texas limited liability company, TCP-Charter Cable Advertising, LP, a Delaware limited partnership, TCP/Conroe-Huntsville Cable Advertising, LP, a Delaware limited partnership, TKCCP/Cebridge Texas Cable Advertising, LP, a Delaware limited partnership, and TWEAN-TCP Holdings LLC, a Delaware limited liability company.
          (z) “Contract” means any contract, lease, agreement, covenant, indenture, note, security, instrument, arrangement, commitment or any other binding understanding, whether written or oral.
          (aa) “Damages” has the meaning set forth in Section 6.1 of this Agreement.
          (bb) “Delayed Assets” means the Comcast Delayed Assets and the TWI Delayed Assets.
          (cc) “Dissolution Date” means April 2, 2007 or such other date as shall be mutually agreed by the Partners.
          (dd) “Dissolution Document” means (i) any agreement or instrument contemplated by Section 8.4(l) of the Partnership Agreement that the Partnership enters into in connection with the Dissolution Procedure, including this Agreement, the Employee Matters Agreement, the Tax Cooperation Letter, any Bill of Sale and any Real Property Instrument and (ii) any other agreement or instrument that is entered into in connection with the Dissolution Procedure and is approved by both the Comcast Partners and the TWI Partners.
          (ee) “DRULPA” has the meaning set forth in the recitals to this Agreement.
          (ff) “Employee Matters Agreement” means the Employee Matters Agreement, dated as of the date hereof, by and among the Partnership, TWI

Assignee, Comcast Assignee, each of the Partners, each of the TWI Transferred Subsidiaries, each of the Comcast Transferred Subsidiaries and Comcast Distribution LLC.
          (gg) “Equity Security” has the meaning ascribed to such term in Rule 405 promulgated under the Securities Act of 1933 as in effect on the date hereof and, in any event, shall also include (i) any capital stock of a corporation, any partnership interest, any limited liability company interest and any other equity interest, as applicable; (ii) any security or indebtedness having the attendant right to vote for directors or similar representatives; (iii) any security or right convertible into, exchangeable for, or evidencing the right to subscribe for any such stock, equity interest, security or indebtedness referred to in clause (i) or (ii); (iv) any stock appreciation right, contingent value right or similar security or right that is derivative of any such stock, equity interest, security or indebtedness referred to in clause (i), (ii) or (iii); and (v) any contract to grant, issue, award, convey or sell any of the foregoing.
          (hh) “Excepted Third Party Claim” means a Third Party Claim (a) for injunctive or equitable relief against the Indemnitee, (b) in respect of which it is reasonably likely that, based on the financial condition of the Indemnifying Party and the maximum amount of Liability that could reasonably be expected to result from such Third Party Claim, the Indemnifying Party would not possess the financial resources to satisfy such Liability or (c) in which the interests of the Indemnifying Party and Indemnitee conflict.
          (ii) “Franchise” means a written “franchise” within the meaning of Section 602(9) of the Communications Act of 1934.
          (jj) “Governmental Authority” means any supranational, national, state, municipal or local government, political subdivision or other governmental department, court, commission, board, bureau, agency, instrumentality, or other authority thereof, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority, whether domestic or foreign.
          (kk) “Group” means the TWI Group or the Comcast Group as the context requires. Any Person in a Group may be referred to as a “Member.”
          (ll) “Income Taxes” shall mean any federal, state or local Tax which is based upon, measured by, or calculated with respect to (i) net income or profits (including any capital gains or minimum tax) or (ii) multiple bases (including corporate franchise, doing business or occupation taxes), if one or more of the bases upon which such Tax may be calculated is described in clause (i) hereof.
          (mm) “Indemnification Payment” has the meaning set forth in Section 6.8 of this Agreement.

          (nn) “Indemnifying Party” has the meaning set forth in Section 6.2 of this Agreement.
          (oo) “Indemnitee” has the meaning set forth in Section 6.2 of this Agreement.
          (pp) “Information” means information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, Contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product) and other technical, financial, employee or business information or data.
          (qq) “Insurance Policy” has the meaning set forth in Section 9.4(a) of this Agreement.
          (rr) “Insurance Proceeds” means those monies received by an insured from an insurance carrier, or paid by an insurance carrier on behalf of an insured, in any such case net of any costs or expenses incurred in the collection thereof.
          (ss) “Law” means any foreign or domestic law, statute, code, ordinance, rule, regulation, treaty, or judgment, enacted, entered or promulgated by a Governmental Authority.
          (tt) “Partnership” has the meaning set forth in the preamble to this Agreement.
          (uu) “Partnership Agreement” has the meaning set forth in the recitals to this Agreement.
          (vv) “Partnership Information” means any Information related to the Partnership, including Information relating to either Asset Pool.
          (ww) “Partnership Interest” means the entire ownership interest of a Partner in the Partnership at any time, including the rights of such Partner to Partnership capital, income, loss, distributions and other benefits to which such Partner may be entitled under the Partnership Agreement, and the obligations of such Partner to comply with the applicable terms and provisions of the Partnership Agreement.
          (xx) “Pass-Through Entity” means an entity which, for federal Income Tax purposes, is a partnership, disregarded entity or a grantor trust for federal Income Tax purposes.

          (yy) “Pass-Through Entity Level Income Taxes” shall mean Income Taxes of a Pass-Through Entity or any entity owned directly or indirectly, in whole or in part, by such Pass-Through Entity to the extent that such Income Taxes are imposed by Law on such entity and not passed through to its owners by reason of such entity being a Pass-Through Entity.
          (zz) “Real Property Instrument” has the meaning set forth in Section 2.9 of this Agreement.
          (aaa) “System” means a “cable television system” within the meaning of Section 602(7) of the Communications Act of 1934.
          (bbb) “Tax Cooperation Letter” means the Tax Cooperation Letter Agreement, dated February 15, 2006, by and among the TWI Partners and the Comcast Partners.
          (ccc) “Taxes” means all levies and assessments of any kind or nature imposed by any Governmental Authority, including all income, sales, use, ad valorem, value added, franchise, severance, net or gross proceeds, withholding, payroll, employment, F.I.C.A., excise or property taxes, levies and any payment required to be made to any state abandoned property administrator or other public official pursuant to an abandoned property, escheat or similar law, together with any interest thereon and any penalties, additions to tax or additional amounts applicable thereto.
          (ddd) “Telecom Licenses” has the meaning set forth in Section 3.4 of this Agreement.
          (eee) “Third Party Claim” has the meaning set forth in Section 6.4(a) of this Agreement.
          (fff) “Transferred Assets” means the Comcast Transferred Assets and the TWI Transferred Assets.
          (ggg) “Time Warner Cable Marks” has the meaning set forth in Section 9.3 of this Agreement.
          (hhh) “TWI Assignee” has the meaning set forth in the preamble to this Agreement.
          (iii) “TWI Assumed Liabilities” has the meaning set forth in Section 2.5 of this Agreement.
          (jjj) “TWI Contracts” has the meaning set forth in Section 2.4(b)(i) of this Agreement.
          (kkk) “TWI Delayed Asset” has the meaning set forth in Section 2.7 of this Agreement.

          (lll) “TWI Distributed Systems” has the meaning set forth in Section 2.4(a) of this Agreement.
          (mmm) “TWI Excluded Taxes” means all Income Taxes, other than Pass-Through Entity Level Income Taxes, relating to or arising out of, or resulting from the ownership or operation of the TWI Transferred Assets for taxable periods, or portions thereof, ending on or prior to the date immediately preceding the Selection Date, other than Income Taxes suffered by the TWI Assignee or any of its Affiliates as a partner in the Partnership.
          (nnn) “TWI Fixed Assets” has the meaning set forth in Section 2.4(b)(iii) of this Agreement.
          (ooo) “TWI Group” means each TWI Transferred Subsidiary, the TWI Assignee and TWE-A/N GP, any of their respective Affiliates (after giving effect to the transactions contemplated by this Agreement), and their respective successors and assigns.
          (ppp) “TWI Indemnifying Party” has the meaning set forth in Section 6.1 of this Agreement.
          (qqq) “TWI Indemnitee” has the meaning set forth in Section 6.2 of this Agreement.
          (rrr) “TWI Properties” has the meaning set forth in Section 2.4(b)(ii) of this Agreement.
          (sss) “TWI Transferred Assets” has the meaning set forth in Section 2.4 of this Agreement.
          (ttt) “TWI Transferred Subsidiary” means each of KCCP Trust, a Delaware statutory trust, Time Warner Cable Information Services (Kansas), LLC, a Delaware limited liability company, Time Warner Cable Information Services (Missouri), LLC, a Delaware limited liability company, Time Warner Information Services (Texas), L.P., a Delaware limited partnership, Time Warner Cable/Comcast Kansas City Advertising, LLC, a Delaware limited liability company, and TCP/Comcast Las Cruces Cable Advertising, LP, a Delaware limited partnership.
     Section 1.2 Usage. The definitions in Article I shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed to be references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. All Exhibits and Schedules attached hereto shall be deemed incorporated herein as if set forth in full herein and, unless otherwise defined therein, all terms used in any Exhibit or Schedule shall have the meaning ascribed to such term in this Agreement. The words

“include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise expressly provided herein, and except for purposes of Section 10.2, any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein.
ARTICLE II
ASSIGNMENT AND ASSUMPTION OF
KANSAS & SW ASSET POOL
     Section 2.1 Transfer of Assets. Subject to Section 2.6, effective as of the date hereof, the Partnership will assign, transfer, convey and deliver to the TWI Assignee, and the TWI Assignee will accept from the Partnership all of the Partnership’s and its Subsidiaries’ respective right, title and interest in and to the TWI Transferred Assets, as separately evidenced by a Bill of Sale and Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit A and the Real Property Instruments referred to in Section 2.9.
     Section 2.2 Assumption of Liabilities. Effective as of the date hereof, the TWI Assignee will absolutely and irrevocably assume and agree to be liable and responsible to pay when due, perform and discharge, all the TWI Assumed Liabilities (except to the extent such TWI Assumed Liabilities are Liabilities of a TWI Transferred Subsidiary, in which case such TWI Transferred Subsidiary shall retain such TWI Assumed Liabilities), in accordance with their respective terms, as separately evidenced by a Bill of Sale and Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit A. The TWI Assignee shall be responsible for all TWI Assumed Liabilities (except to the extent such TWI Assumed Liabilities are Liabilities of a TWI Transferred Subsidiary, in which case such TWI Transferred Subsidiary shall be responsible for such TWI Assumed Liabilities), regardless of when or where such TWI Assumed Liabilities arose or arise, or whether the facts on which they are based occurred prior to, on or subsequent to the date hereof, regardless of where or against whom such Liabilities are asserted or determined or whether asserted or determined prior to the date hereof, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation or any other cause by a Member of any Group or any of their respective Subsidiaries, directors, officers, employees or agents or Affiliates. The TWI Assignee hereby agrees (and shall cause each TWI Transferred Subsidiary) to be bound by all obligations of the TWI Partners in accordance with Section 8.4(h)(v) of the Partnership Agreement, and the TWI Partners agree to be jointly and severally liable with the TWI Assignee and each TWI Transferred Subsidiary for their obligations under the Dissolution Documents. The TWI Assumed Liabilities shall not include the TWI Excluded Taxes.

     Section 2.3 Time of Transfers. The transactions contemplated by Sections 2.1 and 2.2 above shall be effected as of 12:00:45 a.m. CST on the date hereof.
     Section 2.4 TWI Transferred Assets. For purposes of this Agreement, “TWI Transferred Assets” means the Telecom Licenses and all of the Assets included in the Kansas & SW Asset Pool and shall include, to the extent part of Kansas & SW Asset Pool:
          (a) the Systems and Franchises set forth on Exhibit B (the “TWI Distributed Systems”);
          (b) all Assets of the Partnership and its Subsidiaries primarily related to the TWI Distributed Systems, including:
          (i) all rights under the Contracts listed on Schedule 2.4(b)(i) (the “TWI Contracts”);
          (ii) the real property described on Schedule 2.4(b)(ii) (the “TWI Properties”);
          (iii) the fixed Assets described on Schedule 2.4(b)(iii) (the “TWI Fixed Assets”); and
          (c) the Shared Assets described on Schedule 2.4(c).
     Section 2.5 TWI Assumed Liabilities. For purposes of this Agreement, “TWI Assumed Liabilities” means all Liabilities related to the Telecom Licenses (other than the Comcast Telecom License Liabilities) and all Liabilities included in the Kansas & SW Asset Pool and shall include, to the extent otherwise part of the Kansas & SW Asset Pool:
          (a) all Liabilities (other than Debt) of the Partnership and any of its Subsidiaries that are primarily related to the TWI Distributed Systems, including:
          (i) all obligations under the TWI Contracts;
          (ii) all Liabilities primarily related to the TWI Properties;
          (iii) all Liabilities primarily related to the TWI Fixed Assets;
          (b) all Debt described on Schedule 2.5(b); and
          (c) 50% of Other Liabilities, including those described on Schedule 2.5(c).

     Section 2.6 Transfer of Equity Interests. Notwithstanding Sections 2.1 and 2.2, the Partners agree that any TWI Transferred Assets to be assigned, transferred, conveyed and delivered hereunder and any TWI Assumed Liabilities to be assumed hereunder, shall, if such Asset is owned directly by a TWI Transferred Subsidiary (including any Telecom Licenses) or such Liability is the direct obligation of a TWI Transferred Subsidiary, be transferred or assumed, as applicable, by transferring, directly or indirectly, free and clear of any liens or encumbrances (other than those that are Liabilities of the Kansas & SW Pool), all of the Equity Securities held directly or indirectly by the Partnership in the TWI Transferred Subsidiary that owns such TWI Transferred Assets or is directly subject to such TWI Assumed Liabilities, as applicable, provided, that, if such TWI Transferred Subsidiary directly owns any Assets that are not TWI Transferred Assets or is subject to any Liabilities other than TWI Assumed Liabilities, such Assets and Liabilities shall be assigned to or assumed by the Partnership prior to the transfer of such Equity Securities. Except as set forth in the preceding sentence, Assets will be assigned, transferred, conveyed and delivered directly and Liabilities will be assumed directly.
     Section 2.7 TWI Delayed Assets. Notwithstanding any other provision of this Agreement, any TWI Transferred Asset (other than any TWI Transferred Asset held by any TWI Transferred Subsidiary), the assignment, transfer, conveyance or delivery of which without the consent, authorization, approval or waiver of a third party would constitute a breach or other contravention of Law or such TWI Transferred Asset or in any way adversely affect the rights of the Partnership, any of its applicable Subsidiaries, the Partners or the TWI Assignee thereunder (a “TWI Delayed Asset”), shall not be assigned, transferred, conveyed or delivered until the earlier of (i) such time as such consent, authorization, approval or waiver is obtained and (ii) immediately prior to the dissolution of the Partnership on the Dissolution Date, at which time such TWI Delayed Asset shall, pursuant to the Bill of Sale and Assignment and Assumption Agreement, be automatically assigned, transferred, conveyed or delivered without further action on the part of the Partnership, its applicable Subsidiaries, the Partners or the TWI Assignee. Until the earlier of (i) such time as such consent, authorization, approval or waiver is obtained and (ii) immediately prior to the dissolution of the Partnership on the Dissolution Date, (A) the Partnership (and its applicable Subsidiaries), the Partners and the TWI Assignee shall use all commercially reasonable efforts to obtain the relevant consent, authorization, approval or waiver, (B) the Partnership (and its applicable Subsidiaries) shall endeavor to provide the TWI Assignee with the benefits under each TWI Delayed Asset as if such TWI Delayed Asset had been assigned to the TWI Assignee, including preserving the benefits of and enforcing for the benefit of the TWI Assignee, at the TWI Assignee’s expense, any and all rights of the Partnership or any of its applicable Subsidiaries under such TWI Delayed Asset, and (C) to the extent permissible with respect to such TWI Delayed Asset, the TWI Assignee shall (1) be responsible for the obligations of the Partnership or its applicable Subsidiaries with respect to such TWI Delayed Asset and (2) act as the agent of the Partnership or its applicable Subsidiaries in preserving the benefits of and enforcing any and all rights of the Partnership or its applicable Subsidiaries in such TWI Delayed Asset. Notwithstanding any other provision in this Agreement or the Partnership Agreement to the contrary, any TWI Delayed Asset shall be deemed a TWI Transferred Asset for purposes of determining whether any Liability is a TWI Assumed Liability. Following the assignment, transfer, conveyance and delivery of any TWI Delayed Asset, the applicable TWI Delayed Asset shall be treated for all purposes of this Agreement and the other Dissolution Documents as a TWI Transferred Asset.
     Section 2.8 Novation of TWI Assumed Liabilities. The Partnership, the applicable Subsidiaries and the TWI Partners, at the reasonable written request of the Comcast Partners, shall use their reasonable commercial efforts to obtain, or to cause to be obtained, any release, consent, substitution, approval or amendment required to novate and assign all obligations under agreements, leases, licenses and other obligations or Liabilities of any nature whatsoever that constitute TWI Assumed Liabilities, or to obtain in writing the unconditional release of all parties to such arrangements other than the TWI Assignee (or the applicable TWI Transferred Subsidiary), so that, in any such case, the TWI Assignee (or the applicable TWI Transferred Subsidiary) will be solely responsible for such Liabilities; provided however, that none of the Members of any Group shall be obligated to pay any additional consideration or undertake any additional obligations to any third party from whom any such release, consent, approval, substitution or amendment is requested or to surrender, release or modify any material rights or remedies in order to obtain any such release, consent, approval, substitution or amendment.
     Section 2.9 Documents Relating to Transfer of Real Property Interests. To the extent necessary, in furtherance of the assignment, transfer and conveyance of the TWI Transferred Assets and the assumption of the related TWI Assumed Liabilities, on the date hereof (to the extent practicable) or as soon as practicable after the date hereof, each of the Partnership, its Subsidiaries and the TWI Assignee, will execute and deliver such deeds, lease assignments and assumptions, leases, subleases and sub-subleases, transfer tax returns, affidavits and similar instruments as may be necessary to effect the transactions contemplated by this Agreement (collectively, the “Real Property Instruments”), provided that the Real Property Instruments need not be delivered to the extent that the real property included in the TWI Transferred Assets is already owned by or held in the name of any TWI Transferred Subsidiary. The applicable Real Property Instruments will be on mutually acceptable terms.
     Section 2.10 Misallocated Assets or Liabilities. In the event that at any time or from time to time, the Partnership or any Comcast Group Member shall receive or otherwise possess any Asset or be subject to any Liability that is allocated to the TWI Assignee (or any TWI Transferred Subsidiary, as applicable) pursuant to this Agreement or any other Dissolution Document (including receipt or possession of such Assets or assumption of such Liabilities as a result of a failure to comply with Section 8.4(e) of the Partnership Agreement), such Person shall promptly transfer, or cause to be transferred, such Asset or Liability to the TWI Assignee (or the applicable TWI Transferred Subsidiary). Prior to any such transfer, the Person receiving or possessing such Asset or being subject to such Liability shall hold such Asset or Liability in trust for the TWI Assignee (or the applicable TWI Transferred Subsidiary).

ARTICLE III
ASSIGNMENT AND ASSUMPTION OF
HOUSTON ASSET POOL
     Section 3.1 Transfer of Assets. Subject to Section 3.2, Section 3.6 and Section 4.1, effective as of the date hereof, the Partnership will assign, transfer, convey and deliver to Comcast Distribution LLC, and Comcast Distribution LLC will accept from the Partnership, all of the Partnership’s and its Subsidiaries’ respective right, title and interest in and to the Comcast Transferred Assets, as separately evidenced by a Bill of Sale and Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit C and the Real Property Instruments referred to in Section 3.11.
     Section 3.2 Transfer of Comcast Estimated Cash. On December 29, 2006, the Partnership assigned, transferred, conveyed and delivered the Comcast Estimated Cash Amount to an account of Comcast Distribution LLC.
     Section 3.3 Assumption of Liabilities. Effective as of the date hereof, Comcast Distribution LLC will absolutely and irrevocably assume and agree to be liable and responsible to pay when due, perform and discharge, all the Comcast Assumed Liabilities (except to the extent such Comcast Assumed Liabilities are Liabilities of a Comcast Transferred Subsidiary, in which case such Comcast Transferred Subsidiary shall retain such Comcast Assumed Liabilities), in accordance with their respective terms, as separately evidenced by a Bill of Sale and Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit C. Comcast Distribution LLC shall be responsible for all Comcast Assumed Liabilities (except to the extent such Comcast Assumed Liabilities are Liabilities of a Comcast Transferred Subsidiary, in which case such Comcast Transferred Subsidiary shall be responsible for such Comcast Assumed Liabilities), regardless of when or where such Comcast Assumed Liabilities arose or arise, or whether the facts on which they are based occurred prior to, on or subsequent to the date hereof, regardless of where or against whom such Liabilities are asserted or determined or whether asserted or determined prior to the date hereof, and regardless of whether arising from or alleged to arise from negligence, recklessness, violation of Law, fraud or misrepresentation or any other cause by a Member of any Group or any of their respective Subsidiaries, directors, officers, employees or agents or Affiliates. The Comcast Assignee hereby agrees (and shall cause each Comcast Transferred Subsidiary) to be bound by all obligations of the Comcast Partners in accordance with Section 8.4(h)(v) of the Partnership Agreement, and the Comcast Partners agree to be jointly and severally liable with the Comcast Assignee for its obligations under the Dissolution Documents. The Comcast Assumed Liabilities shall not include the Comcast Excluded Taxes.
     Section 3.4 Comcast Transferred Assets. For purposes of this Agreement, “Comcast Transferred Assets” means all of the Assets included in the Houston Asset Pool and shall include, to the extent part of Houston Asset Pool:
          (a) the Systems and Franchises set forth on Exhibit D (the “Comcast Distributed Systems”);

          (b) all Assets of the Partnership and its Subsidiaries primarily related to the Comcast Distributed Systems, including:
          (i) all rights under the Contracts listed on Schedule 3.4(b)(i) (the “Comcast Contracts”);
          (ii) the real property described on Schedule 3.4(b)(ii) (the “Comcast Properties”);
          (iii) the fixed Assets described on Schedule 3.4(b)(iii) (the “Comcast Fixed Assets”); and
          (c) the Shared Assets described on Schedule 3.4(c), it being understood that the parties have agreed that the cash and cash equivalent portion thereof shall be paid in accordance with Section 4.1;
provided that notwithstanding anything herein or in the Partnership Agreement to the contrary, the Comcast Transferred Assets shall not include any consent, authorization or approval issued by the FCC or any state Governmental Authority authorizing or permitting the provision of telephony services (“Telecom Licenses”) and no such Telecom Licenses will be treated as part of the Houston Asset Pool or the Houston Business.
     Section 3.5 Comcast Assumed Liabilities. For purposes of this Agreement, “Comcast Assumed Liabilities” means all Liabilities included in the Houston Asset Pool and shall include, to the extent otherwise part of the Houston Asset Pool:
          (a) all Liabilities (other than Debt) of the Partnership and any of its Subsidiaries that are primarily related to the Comcast Distributed Systems, including:
          (i) all obligations under the Comcast Contracts;
          (ii) all Liabilities primarily related to the Comcast Properties;
          (iii) all Liabilities primarily related to the Comcast Fixed Assets;
          (b) all Debt described on Schedule 3.5(b); and
          (c) 50% of Other Liabilities, including those described on Schedule 3.5(c);
          (d) all Liabilities under any Telecom License arising, or relating to any period (or any portion thereof) ending, prior to the Distribution Date but only to the extent related to the Houston Asset Pool (the “Comcast Telecom License Liabilities”); provided that notwithstanding anything herein or in the Partnership

Agreement to the contrary, the Comcast Assumed Liabilities shall not include any Liabilities under any Telecom License to the extent (i) arising, or relating to any period (or any portion thereof) ending, on or after the Distribution Date (except in respect of the portion of any such period that is prior to the Distribution Date) or (ii) not related to the Houston Asset Pool (the “Comcast Excluded Telecom License Liabilities”), and no such Comcast Excluded Telecom License Liability will be treated as a part of the Houston Asset Pool.
     Section 3.6 Transfer of Equity Interests. Notwithstanding Section 3.1 and Section 3.3, the Partners agree that any Comcast Transferred Assets to be assigned, transferred, conveyed and delivered hereunder and any Comcast Assumed Liabilities to be assumed hereunder, shall, if such Asset is owned directly by a Comcast Transferred Subsidiary or such Liability is the direct obligation of a Comcast Transferred Subsidiary, be transferred or assumed, as applicable, by transferring, directly or indirectly, free and clear of any liens or encumbrances (other than those that are Liabilities of the Houston Asset Pool), all of the Equity Securities held directly or indirectly by the Partnership in the Comcast Transferred Subsidiary that directly owns such Comcast Transferred Assets or is directly subject to such Comcast Assumed Liabilities, as applicable, provided, that, if such Comcast Transferred Subsidiary owns any Assets that are not Comcast Transferred Assets or is subject to any Liabilities other than Comcast Assumed Liabilities, such Assets and Liabilities shall be assigned to or assumed by the Partnership prior to the transfer of such Equity Securities. Except as set forth in the preceding sentence, Assets will be assigned, transferred, conveyed and delivered directly and Liabilities will be assumed directly.
     Section 3.7 Transfer of LLC Interest. Immediately after the transactions contemplated by Sections 3.1 and 3.3 are effected, the Partnership will transfer to the Comcast Assignee, free and clear of any liens or encumbrances (other than those that are Liabilities of the Houston Asset Pool), all of the Equity Securities in Comcast Distribution LLC.
     Section 3.8 Time of Transfers. The transactions contemplated by (i) Sections 3.1 and 3.3 above shall be effected as of 12:00:30 a.m. CST on the date hereof and (ii) Section 3.7 above shall be effected as of 12:00:45 a.m. CST on the date hereof.
     Section 3.9 Comcast Delayed Assets. Notwithstanding any other provision of this Agreement, any Comcast Transferred Asset (other than any Comcast Transferred Asset held by any Comcast Transferred Subsidiary), the assignment, transfer, conveyance or delivery of which to Comcast Distribution LLC (or, following such assignment, transfer, conveyance or delivery, the transfer of the Equity Securities of Comcast Distribution LLC to Comcast Assignee) without the consent, authorization, approval or waiver of a third party would constitute a breach or other contravention of Law or such Comcast Transferred Asset or in any way adversely affect the rights of the Partnership, any of its applicable Subsidiaries, Comcast Distribution LLC, the Partners or the Comcast Assignee thereunder (a “Comcast Delayed Asset”), shall not be assigned, transferred, conveyed or delivered to Comcast Distribution LLC until the earlier of (i)

such time as such consent, authorization, approval or waiver is obtained and (ii) immediately prior to the dissolution of the Partnership on the Dissolution Date, at which time such Comcast Delayed Asset shall, pursuant to the Bill of Sale and Assignment and Assumption Agreement, be automatically assigned, transferred, conveyed or delivered without further action on the part of the Partnership, its applicable Subsidiaries, Comcast Distribution LLC, the Partners or the Comcast Assignee. Until the earlier of (i) such time as such consent, authorization, approval or waiver is obtained and (ii) immediately prior to the dissolution of the Partnership on the Dissolution Date, (A) the Partnership (and its applicable Subsidiaries), Comcast Distribution LLC, the Partners and the Comcast Assignee shall use all commercially reasonable efforts to obtain the relevant consent, authorization, approval or waiver, (B) the Partnership (and its applicable Subsidiaries) shall endeavor to provide Comcast Distribution LLC with the benefits under each Comcast Delayed Asset as if such Comcast Delayed Asset had been assigned to Comcast Distribution LLC, including preserving the benefits of and enforcing for the benefit of Comcast Distribution LLC, at Comcast Distribution LLC’s expense, any and all rights of the Partnership or any of its applicable Subsidiaries under such Comcast Delayed Asset, and (C) to the extent permissible with respect to such Comcast Delayed Asset, Comcast Distribution LLC shall (1) be responsible for the obligations of the Partnership or its applicable Subsidiaries with respect to such Comcast Delayed Asset and (2) act as the agent of the Partnership or its applicable Subsidiaries in preserving the benefits of and enforcing any and all rights of the Partnership or its applicable Subsidiaries in such Comcast Delayed Asset. Notwithstanding any other provision in this Agreement or the Partnership Agreement to the contrary, any Comcast Delayed Asset shall be deemed a Comcast Transferred Asset for purposes of determining whether any Liability is a Comcast Assumed Liability. Following the assignment, transfer, conveyance and delivery of any Comcast Delayed Asset, the applicable Comcast Delayed Asset shall be treated for all purposes of this Agreement and the other Dissolution Documents as a Comcast Transferred Asset.
     Section 3.10 Novation of Comcast Assumed Liabilities. The Partnership, the applicable Subsidiaries, Comcast Distribution LLC and the Comcast Partners, at the reasonable written request of the TWI Partners, shall use their reasonable commercial efforts to obtain, or to cause to be obtained, any release, consent, substitution, approval or amendment required to novate and assign all obligations under agreements, leases, licenses and other obligations or Liabilities of any nature whatsoever that constitute Comcast Assumed Liabilities, or to obtain in writing the unconditional release of all parties to such arrangements other than Comcast Distribution LLC (or the applicable Comcast Transferred Subsidiary), so that, in any such case, Comcast Distribution LLC (or the applicable Comcast Transferred Subsidiary) will be solely responsible for such Liabilities; provided however, that none of the Members of any Group shall be obligated to pay any additional consideration or undertake any additional obligations to any third party from whom any such release, consent, approval, substitution or amendment is requested or to surrender, release or modify any material rights or remedies in order to obtain any such release, consent, approval, substitution or amendment.

     Section 3.11 Documents Relating to Transfer of Real Property Interests. To the extent necessary, in furtherance of the assignment, transfer and conveyance of the Comcast Transferred Assets and the assumption of the related Comcast Assumed Liabilities, on the date hereof (to the extent practicable) or as soon as practicable after the date hereof, each of the Partnership, its Subsidiaries and Comcast Distribution LLC, will execute and deliver Real Property Instruments; provided that the Real Property Instruments need not be delivered to the extent that the real property included in the Comcast Transferred Assets is already owned by or held in the name of any Comcast Transferred Subsidiary. The applicable Real Property Instruments will be on mutually acceptable terms.
     Section 3.12 Misallocated Assets or Liabilities.
          (a) In the event that at any time or from time to time, the Partnership or any TWI Group Member shall receive or otherwise possess any Asset or be subject to any Liability that is allocated to Comcast Distribution LLC (or any Comcast Transferred Subsidiary, as applicable) pursuant to this Agreement or any other Dissolution Document (including receipt or possession of such Assets or assumption of such Liabilities as a result of a failure to comply with Section 8.4(e) of the Partnership Agreement), such Person shall promptly transfer, or cause to be transferred, such Asset or Liability to Comcast Distribution LLC (or the applicable Comcast Transferred Subsidiary). Prior to any such transfer, the Person receiving or possessing such Asset or being subject to such Liability shall hold such Asset or Liability in trust for Comcast Distribution LLC (or the applicable Comcast Transferred Subsidiary). For the avoidance of doubt, the parties agree that those Contracts set forth on Schedule 3.12 (i) are not Comcast Transferred Assets and the Liabilities thereunder are not Comcast Assumed Liabilities and (ii) shall not be subject to this Section 3.12(a), shall remain a Contract of the applicable Affiliate of the TWI Group, shall not be transferred to or assumed by Comcast Distribution LLC (or any Comcast Transferred Subsidiary) and shall not be held in trust for Comcast Distribution LLC (or any Comcast Transferred Subsidiary), unless otherwise expressly agreed to by the parties hereto.
          (b) In the event that as of the date hereof any TWI Group Member other than the Partnership or any of its Subsidiaries is a party to any Contract used primarily in the Houston Business and used exclusively by one or more cable television systems serving areas exclusively located in the Houston DMA, such Person shall promptly transfer, or cause to be transferred, such Contract to Comcast Distribution LLC (or the applicable Comcast Transferred Subsidiary), subject to the receipt of any necessary consent. Prior to any such transfer, such TWI Group Member shall hold such Contract in trust for Comcast Distribution LLC (or the applicable Comcast Transferred Subsidiary). The parties agree that any such Contract which, after giving effect to the transfer under this Section 3.12(b), is between Comcast Distribution LLC (or the applicable Comcast Transferred Subsidiary), on the one hand, and a member of the TWI Group, on the other hand, shall terminate without penalty no later than 120 days after the Distribution Date. For the avoidance of doubt, those Contracts set forth on Schedule 3.12 shall not be subject to this Section 3.12(b), shall remain a Contract of the applicable

Affiliate of the TWI Group, shall not be transferred to or assumed by Comcast Distribution LLC (or any Comcast Transferred Subsidiary) and shall not be held in trust for Comcast Distribution LLC (or any Comcast Transferred Subsidiary), unless otherwise expressly agreed to by the parties hereto.
ARTICLE IV
CASH OF HOUSTON ASSET POOL
     Section 4.1 Cash of Houston Asset Pool.
          (a) Pursuant to Section 3.2, an amount of cash equal to the Comcast Estimated Cash Amount was transferred to Comcast Distribution LLC on December 29, 2006, and pursuant to Section 3.7, all of the interests in Comcast Distribution LLC will be transferred to the Comcast Assignee. The Comcast Estimated Cash Amount is TWC’s good faith estimate of the amount of cash in the Houston Asset Pool as of the Distribution Date taking into account, among other things, the amount of cash of the Houston Asset Pool (including its share of cash constituting Shared Assets) as of the Allocation Date and the net cash generated by the Houston Asset Pool since that date taking into account the cash revenues of the Houston Asset Pool and the cash expenditures of the Houston Asset Pool, including those necessary to pay off intercompany payables of the Houston Asset Pool. The parties acknowledge and agree that the amount of cash of the Houston Asset Pool as of the Distribution Date after settlement of the net intercompany balance of the Houston Asset Pool as of the Distribution Date (the “Comcast Cash Amount”) cannot be finally determined as of the date hereof (including as a result of the fact that the net intercompany balance of the Houston Asset Pool as of the Distribution Date has not been finally determined as of the date hereof) and the parties agree to cooperate in good faith to determine such amount. From time to time as the facts establish that the amount transferred to the Comcast Group (taking into account transfers under Section 3.2 and this sentence) in respect of the Comcast Cash Amount is not accurate, the TWI Partners will make a payment to the Comcast Partners or the Comcast Partners will make a payment to the TWI Partners, as applicable, in an amount necessary to adjust for such inaccuracy. Each payment under the preceding sentence will include interest at the Base Interest Rate from and including the Distribution Date to but excluding the date of payment.
          (b) For the avoidance of doubt, except as set forth in Section 4.1(a) regarding the timing of the payment of the intercompany account balance of the Houston Asset Pool, the provisions of Section 8.4(e) of the Partnership Agreement shall remain in full force and effect.
          (c) The parties agree, for all Income Tax purposes, to treat any amounts paid pursuant to Section 4.1(a) of this Agreement, to the extent designated as interest, in the same manner as provided for interest payments in Section 8.4(t) of the Partnership Agreement. Amounts paid pursuant to Section 4.1(a) of this Agreement and not described in the immediately preceding sentence shall be treated as repayment of principal amounts of the obligations described in Section 8.4(e) of the Partnership Agreement, and shall be treated as made between the same parties as are the corresponding payments of interest attributable to periods beginning on or after the Selection Date.
ARTICLE V
REDEMPTION OF PARTNERSHIP INTEREST
     Section 5.1 Redemption.
          (a) Effective as of the date hereof, the Partnership hereby redeems the entire Interest held by each Partner, except to the extent relating to any TWI Delayed Asset or Comcast Delayed Asset, as applicable, and each such Partner hereby transfers and delivers such portion of its Interest to the Partnership. As Delayed Assets are transferred pursuant to Section 2.7 or 3.9 after the date hereof, the applicable portion of the Interests held by the applicable Related Partners will, concurrent with such transfers, automatically be redeemed, transferred and delivered without further action on the part of the Partnership, Comcast Assignee, Comcast Distribution LLC or TWI Assignee consistent with the preceding sentence and this Agreement.
          (b) After giving effect to each redemption under Section 5.1(a), each set of Related Partners whose Interests were not redeemed in full pursuant to Section 5.1(a) shall remain Partners of the Partnership and all Interests held by them shall be economic interests solely in the Asset Pool or remaining Delayed Assets intended to be distributed to such set of Related Partners in accordance with Section 8.4 of the Partnership Agreement and Section 2.7 or Section 3.9 (as applicable) which interest shall be allocated among the members of such set of Related Partners in proportion to the allocation of Interests held by such Related Partners immediately prior to giving effect to such redemption. Notwithstanding that a set of Related Partners’ entire Interest may have been redeemed in full pursuant to Section 5.1(a), each of the Comcast Partners and TWI Partners is hereby granted a non-economic interest in the Partnership that is allocated among the Comcast Partners and the TWI Partners in proportion to the allocation of Interests held by such Related Partners immediately prior to giving effect to the redemptions contemplated by this Section 5.1, and shall remain a partner until the Partnership is dissolved in accordance with Article VII. For the avoidance of doubt, none of the TWI Partners shall have any economic interest or rights in respect of the Houston Asset Pool and none of the Comcast Partners shall have any economic interest or rights in respect of the Kansas & SW Asset Pool. The Partnership Agreement will be deemed to be amended to reflect the arrangements described in this Article V.
ARTICLE VI
INDEMNIFICATION
     Section 6.1 TWI Indemnities. The TWI Assignee and the TWI Partners (collectively, the “TWI Indemnifying Parties”) shall jointly and severally indemnify, defend and hold harmless the Comcast Partners, Comcast Distribution LLC and the Comcast Transferred Subsidiaries, their respective successors, assigns and Affiliates, and their respective officers, directors, agents and employees (collectively, the

“Comcast Indemnitees”) from and against all claims, losses, Liabilities, demands, obligations, actions, penalties, expenses and costs (including reasonable attorneys’ fees and expenses, including any such fees and expenses incurred in enforcing this indemnity) (collectively, “Damages”) which may be made or brought against a Comcast Indemnitee or which a Comcast Indemnitee may suffer or incur as a result of, based upon or arising out of, (i) any of the TWI Transferred Assets, TWI Delayed Assets, TWI Assumed Liabilities or TWI Delayed Liabilities; (ii) operation of the Kansas & SW Business after the date hereof or (iii) any breach of the covenants or obligations made or to be performed by a TWI Indemnifying Party under the Dissolution Documents; provided, that, a Comcast Indemnitee shall not be entitled to indemnification under this Section 6.1 to the extent the relevant Damages arose from any Comcast Indemnitee’s gross negligence, willful misconduct or breach of the Partnership Agreement, the Management Agreement or any Dissolution Document.
     Section 6.2 Comcast Indemnities. The Comcast Assignee, Comcast Distribution LLC and the Comcast Partners (collectively, the “Comcast Indemnifying Parties”, and together with the TWI Indemnifying Parties, the “Indemnifying Parties”) shall jointly and severally indemnify, defend and hold harmless the TWI Partners and the TWI Transferred Subsidiaries, their respective successors, assigns and Affiliates, and their respective officers, directors, agents and employees (collectively, the “TWI Indemnitees”, and together with the Comcast Indemnitees, the “Indemnitees”) from and against all Damages which may be made or brought against a TWI Indemnitee or which a TWI Indemnitee may suffer or incur as a result of, based upon or arising out of, (i) any of the Comcast Transferred Assets, Comcast Delayed Assets, Comcast Assumed Liabilities or Comcast Delayed Liabilities; (ii) operation of the Houston Business after the date hereof or (iii) any breach of the covenants or obligations made or to be performed by a Comcast Indemnifying Party under the Dissolution Documents; provided, that, a TWI Indemnitee shall not be entitled to indemnification under this Section 6.2 to the extent the relevant Damages arose from any TWI Indemnitee’s gross negligence, willful misconduct or breach of the Partnership Agreement, the Management Agreement or any Dissolution Document.
     Section 6.3 Indemnification Obligations Net of Insurance Proceeds and Other Amounts.
          (a) The parties intend that any indemnification or reimbursement obligation pursuant to this Agreement or any other Dissolution Document will be net of Insurance Proceeds that actually reduce the amount of any Liability. Accordingly, the amount which any Indemnifying Party is required to pay to any Indemnitee will be reduced by any Insurance Proceeds theretofore actually recovered by or on behalf of the Indemnitee in reduction of the related Liability. If an Indemnitee receives an Indemnification Payment from an Indemnifying Party in respect of any Liability and subsequently receives Insurance Proceeds, then the Indemnitee will pay to the Indemnifying Party an amount equal to the excess of the Indemnification Payment received over the amount of the Indemnification Payment that would have been due if the

Insurance Proceeds had been received, realized or recovered before the Indemnification Payment was made.
          (b) Notwithstanding anything herein to the contrary, the parties intend that any covered claims under workers compensation, auto liability and general liability insurance policies continue to be administered in the ordinary course of business and if any Indemnitee that is a beneficiary of such a policy submits claims to the carrier and is then obligated to reimburse the carrier for any amounts (including deductibles) advanced by the carrier to employees or third parties in respect of such claim or for any expenses or costs of the carrier in connection with such claim, such amounts actually reimbursed to such carrier by such Indemnitee shall be subject to indemnification under Section 6.1 or 6.2, as applicable (to the extent such Damage claim relates to the items subject to indemnification thereunder), without regard to the procedures set forth in Section 6.4; provided that (in the case of a TWI Indemnitee) simultaneous with or promptly following submission of such claim to the carrier the Indemnitee provides the Indemnifying Party with notice of such claim and the Indemnifying Party has not notified the Indemnitee and the carrier that it is assuming defense of such claim pursuant to Section 6.4 sufficiently in advance of any payment by the carrier or the Indemnitee in respect of such claim so as to have avoided such Damage to the Indemnitee.
          (c) An insurer who would otherwise be obligated to defend or make payment in response to any claim shall not be relieved of the responsibility with respect thereto or, solely by virtue of the indemnification provisions hereof, have any subrogation rights with respect thereto, it being expressly understood and agreed that no insurer or any other third party shall be entitled to a “windfall” (i.e., a benefit it would not be entitled to receive in the absence of the indemnification provisions) by virtue of the indemnification provisions hereof.
          (d) With respect to all Insurance Policies, the parties agree to act in good faith and to use their reasonable best efforts to preserve and maximize the insurance benefits due to be provided thereunder and to cooperate with one another as necessary to permit each other to access or obtain the benefits under those policies; provided, however, that nothing in this Section 6.3 shall be construed to prevent any party or any other Person from asserting claims for insurance benefits or accepting insurance benefits provided by the policies. The parties agree to exchange information upon reasonable request of the other party regarding requests that they have made for insurance benefits, notices of claims, occurrences and circumstances that they have submitted to the insurance companies or other entities managing the policies, responses they have received from those insurance companies or entities, including any payments they have received from the insurance companies and any agreements by the insurance companies to make payments, and any other information that the parties may need to determine the status of the Insurance Policies and the continued availability of benefits thereunder.

     Section 6.4 Procedures for Indemnification of Third Party Claims.
          (a) If an Indemnitee shall receive notice or a senior officer of the Indemnitee shall learn of the assertion by a Person (including any Governmental Authority) who is not a Member of either Group of any claim or of the commencement by any such Person of any Action (collectively, a “Third Party Claim”) with respect to which an Indemnifying Party may be obligated to provide indemnification to such Indemnitee pursuant to Section 6.1 or 6.2, or any other Section of this Agreement or any Dissolution Document (except as otherwise provided therein), such Indemnitee shall give such Indemnifying Party prompt written notice thereof. Any such notice shall describe the Third Party Claim in reasonable detail. Notwithstanding the foregoing, the failure of any Indemnitee to give notice as provided in this Section 6.4(a) shall not relieve the related Indemnifying Party of its obligations under this Agreement or any Dissolution Document, except to the extent that such Indemnifying Party is actually prejudiced by such failure to give notice.
          (b) An Indemnifying Party may elect to defend (and, except as set out in clause (e) below, unless the Indemnifying Party has specified any reservations or exceptions, to seek to settle or compromise), at such Indemnifying Party’s own expense and by such Indemnifying Party’s own counsel (provided such counsel is reasonably acceptable to the Indemnitee), any Third Party Claim; provided that notwithstanding the foregoing, an Indemnitee may elect to defend any Excepted Third Party Claim and the Indemnifying Party shall have the right to elect to defend such Excepted Third Party Claim only if the Indemnitee does not elect to do so. Within 30 days after the receipt of notice from an Indemnitee in accordance with Section 6.4(a) (or sooner, if the nature of such Third Party Claim so requires), the Indemnifying Party shall notify the Indemnitee of its election whether the Indemnifying Party will assume responsibility for defending such Third Party Claim, which election shall specify any reservations or exceptions. After notice from an Indemnifying Party to an Indemnitee of its election to assume the defense of a Third Party Claim, such Indemnitee shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel shall be the expense of such Indemnitee, except as set forth in the next sentence. In the event that the Indemnifying Party has elected to assume the defense of the Third Party Claim but has specified and continues to assert, any reservations or exceptions in such notice, then, in any such case, the reasonable fees and expenses of one separate counsel (and one separate local counsel) for all Indemnitees shall be borne by the Indemnifying Party.
          (c) If an Indemnifying Party elects not to assume responsibility for defending a Third Party Claim, or fails to notify an Indemnitee of its election as provided in Section 6.4(b), or in the case of an Excepted Third Party Claim, such Indemnitee may defend such Third Party Claim at the reasonable cost and expense of the Indemnifying Party and the Indemnifying Party shall not settle or compromise any such Third Party Claim.

          (d) Unless the Indemnifying Party has failed to assume the defense of the Third Party Claim in accordance with the terms of this Agreement, no Indemnitee may settle or compromise any Third Party Claim (including any Excepted Third Party Claim) without the consent of the Indemnifying Party (not to be unreasonably withheld), unless such Indemnitee has waived any rights to indemnification hereunder in respect of such Third Party Claim.
          (e) Without the consent of the Indemnitee (which consent shall not be unreasonably withheld), the Indemnifying Party shall not enter into or consent to any settlement or compromise of any Third Party Claim, unless such settlement or compromise involves only the payment of money damages concurrently with such settlement (and such amount is so paid by the Indemnifying Party), does not impose any equitable relief upon the Indemnitee or any of its Affiliates, or any of its or their respective officers or directors, contains an unconditional release of the Indemnitee, each of its Affiliates and each of its and their respective officers or directors in respect of such claim, does not include an admission of responsibility by the Indemnitee, any of its Affiliates or any of its and their respective officers or directors in respect of such claim and shall remain confidential.
     Section 6.5 Additional Matters.
          (a) Any claim on account of a Liability that does not result from a Third Party Claim shall be asserted by written notice given by the Indemnitee to the related Indemnifying Party. Such Indemnifying Party shall have a period of 30 days after the receipt of such notice within which to respond thereto (or sooner, if the nature of such claim so requires). If such Indemnifying Party does not respond within such period, such Indemnifying Party shall be deemed to have refused to accept responsibility to make payment. If such Indemnifying Party does not respond within such period or rejects such claim in whole or in part, such Indemnitee shall be free to pursue such other remedies as may be available to such party.
          (b) In the event of payment by or on behalf of any Indemnifying Party to any Indemnitee in connection with any Third Party Claim, such Indemnifying Party shall be subrogated to and shall stand in the place of such Indemnitee as to any events or circumstances in respect of which such Indemnitee may have any right, defense or claim relating to such Third Party Claim against any claimant or plaintiff asserting such Third Party Claim or against any other Person but only to the extent of such payment. Such Indemnitee shall cooperate with such Indemnifying Party in a reasonable manner, and at the reasonable cost and expense of such Indemnifying Party, in prosecuting any subrogated right, defense or claim.
          (c) In the event of an Action in which the Indemnifying Party is not a named defendant, if either the Indemnitee (in the case where the Indemnifying Party has not specified any reservations or exceptions) or Indemnifying Party shall so request, the parties shall endeavor to substitute the Indemnifying Party for the named defendant, if at all practicable. If such substitution or addition cannot be achieved for any reason or is not requested, the named defendant shall allow the Indemnifying Party to manage the Action as set forth in Section 6.4 and the Indemnifying Party shall fully indemnify the named defendant against all Liabilities in connection therewith, including costs of defending the Action (including court costs, sanctions imposed by a court, attorneys’ fees, experts’ fees and all other external expenses), the costs of any judgment or settlement, and the cost of any interest or penalties relating to any judgment or settlement.
     Section 6.6 Remedies Cumulative. The remedies provided in this Article VI shall be cumulative and shall not preclude assertion by any Indemnitee of any other rights or the seeking of any and all other remedies against any Indemnifying Party.
     Section 6.7 Survival of Indemnities. The rights and obligations of each Partner and their respective Indemnitees under this Article VI shall survive the sale or other transfer by any party of any Assets or the assignment by it of any Liabilities.
     Section 6.8 Tax Effects of Indemnification. For all Tax purposes (unless required by a change in applicable Tax law or good faith resolution of a contest), the parties hereto agree to treat, and to cause their respective Affiliates to treat any amounts paid to a party pursuant to an indemnification, reimbursement or refund obligation provided for in this Agreement (an “Indemnification Payment”) (i) as having been part of the Asset Pool which has been or is intended to be distributed, as applicable, to the Assignee of the Partner that is entitled to receive such Indemnification Payment, and (ii) as not being part of the Asset Pool which has been or is intended to be distributed, as applicable, to the Assignee of the Partner that is required to make such Indemnification Payment, in each case as of the Allocation Date.
ARTICLE VII
DISSOLUTION OF PARTNERSHIP
     Section 7.1 Dissolution. On the Dissolution Date (i) all right, title and interest of the Partnership in any remaining Delayed Assets will be automatically transferred to, or as directed by, the TWI Assignee or the Comcast Assignee, as applicable, (ii) any remaining interests in the Partnership will be automatically redeemed and (iii) immediately thereafter the Partnership shall be dissolved in accordance with the Partnership Agreement and the DRULPA.
     Section 7.2 Certificate of Cancellation. The General Manager shall file or shall cause to be filed with the Office of the Secretary of State of the State of Delaware a certificate of cancellation in accordance with Section 17-203 of the DRULPA and effective as of the Dissolution Date, which certificate shall set forth: (i) the name of the Partnership, (ii) the date of filing of the Partnership’s certificate of limited partnership, (iii) the effective date and time of cancellation of the Partnership’s certificate of limited partnership and (iv) such other information as the General Manager shall reasonably determine necessary or appropriate.

ARTICLE VIII
EXCHANGE OF INFORMATION; CONFIDENTIALITY
     Section 8.1 Agreement for Exchange of Information.
          (a) Each Group agrees to provide, or cause to be provided, to the other Group, at any time after the date hereof, as soon as reasonably practicable after written request therefor, any Partnership Information in the possession or under the control of such respective Group that the requesting party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities or Tax laws) by a Governmental Authority having jurisdiction over the requesting party, (ii) for use in any other judicial, regulatory, administrative, Tax or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation, Tax or other similar requirements, (iii) to comply with its obligations under this Agreement or any other Dissolution Document or (iv) for any other proper purpose; provided, however, that in the event that either Group determines that any such provision of Partnership Information could be commercially detrimental, violate any Law or agreement, or waive any attorney-client privilege, the parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence. The parties intend that any transfer of Information that would otherwise be within the attorney-client privilege shall not operate as a waiver of any potentially applicable privilege.
          (b) After the date hereof, each Group shall maintain in effect adequate systems and controls to the extent necessary to enable the Members of the other Group to satisfy their respective reporting, accounting, audit and other obligations.
     Section 8.2 Ownership of Information. Any Information owned by one Group that is provided to the other Group pursuant to Section 8.1 shall be deemed to remain the property of the providing Group. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information.
     Section 8.3 Compensation for Providing Information. The Group requesting such Information agrees to reimburse the other Group for the reasonable third party out-of-pocket costs, if any, of creating, gathering and copying such Information, to the extent that such costs are incurred for the benefit of the requesting Group. Except as may be otherwise specifically provided elsewhere in this Agreement or in any other agreement between the parties, such costs shall be computed in accordance with the providing party’s standard methodology and procedures.
     Section 8.4 Record Retention. To facilitate the possible exchange of Information pursuant to this Article VIII and other provisions of this Agreement after the date hereof, the parties agree to use their commercially reasonable efforts to retain all Information in their respective possession or control on the date hereof in accordance with their respective record retention policies as in effect on the date hereof. No party will destroy, or permit any of its Subsidiaries to destroy, any Information that any other party may have the right to obtain pursuant to this Agreement prior to the third anniversary of the date hereof without first using its commercially reasonable efforts to notify the other parties of the proposed destruction and giving the other parties the opportunity to take possession of such Information prior to such destruction; provided, however, that in the case of any Information relating to Taxes, employee-related matters or to environmental liabilities, such period shall be extended to the expiration of the applicable statute of limitations (giving effect to any extensions thereof). Moreover, no party will destroy, or permit any of its Subsidiaries to destroy, any policies of insurance (or records related to such insurance policies that are necessary to be retained in order to preserve the right of recovery under such policies) without first using its commercially reasonable efforts to notify the other parties of the proposed destruction and giving the other parties reasonable opportunity to take possession of such Information prior to such destruction, if it is possible (in the first party’s reasonable judgment) that the other parties may be able to obtain coverage under such policies. (The foregoing includes “occurrence”-based liability policies, which continue to cover liability for alleged harm during their policy period, even if no claim is made based on such alleged harm until after the end of the policy period.)
     Section 8.5 Limitation of Liability. No party shall have any Liability to any other party in the event that any Information exchanged or provided pursuant to this Agreement that is an estimate or forecast, or that is based on an estimate or forecast, is found to be inaccurate, in the absence of willful misconduct by the party providing such Information. No party shall have any Liability to any other party if any Information is destroyed after commercially reasonable efforts by such party to comply with the provisions of Section 8.4.
     Section 8.6 Other Agreements Providing for Exchange of Information. The rights and obligations granted under this Article VIII are subject to any specific limitations, qualifications or additional provisions on the sharing, exchange or confidential treatment of information set forth in any Dissolution Document.
     Section 8.7 Production of Witnesses; Records; Cooperation.
          (a) After the date hereof, except in the case of an adversarial Action by one party against the other party (which shall be governed by such discovery rules as may be applicable thereto), each party hereto shall take all reasonable steps to make available to the other party, upon written request, the former, current and future directors, officers, employees, other personnel and agents of the Members of its respective Group (whether as witnesses or otherwise) and any books, records or other documents within its control or that it otherwise has the ability to make available, to the extent that such person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required in connection with any Action (including preparation for such Action) in which the requesting party may from time to time be involved, regardless of whether such Action is a matter with respect to which indemnification may be sought hereunder. The requesting party shall bear all reasonable costs and expenses in connection therewith.
          (b) If an Indemnifying Party chooses to defend or to seek to compromise or settle any Third Party Claim, or if any party chooses or is required to prosecute, pursue, otherwise evaluate or defend any Action, the other party shall reasonably cooperate in such defense, settlement or compromise, or such prosecution, evaluation or pursuit, as the case may be. The requesting party shall bear all reasonable costs and expenses in connection therewith.
          (c) Without limiting the foregoing, the parties shall cooperate and consult to the extent reasonably necessary with respect to any Actions.
          (d) The obligation of the parties to make available former, current and future directors, officers, employees, other personnel and agents pursuant to this Section 8.7 is intended to be interpreted in a manner so as to facilitate cooperation and shall include the obligation to make available inventors and other officers without regard to whether such individual or the employer of such individual could assert a possible business conflict (subject to the exception set forth in the first sentence of Section 8.7(a)). Without limiting the foregoing, each party agrees that neither it nor any Member of its respective Group will take any adverse action against any employee of its Group based on such employee’s provision of assistance or information to the other party pursuant to Section 8.7(a).
          (e) In connection with any Action contemplated by this Article VIII, the parties will enter into a mutually acceptable joint defense agreement so as to maintain to the extent practicable any applicable attorney-client privilege or work product immunity of either Group.
     Section 8.8 Confidentiality.
          (a) Subject to Section 8.9 and 10.1, each Member of each Group agrees to hold, and to cause its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives to hold, in strict confidence, with at least the same degree of care that it applies to its respective Group’s own confidential and proprietary information pursuant to policies in effect as of the date hereof, all Information concerning the other Group (and the Asset Pool being transferred to such Group) that is either in its possession (including Information in its possession prior to and as of the date hereof) or furnished by the other Group or its respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives at any time pursuant to this Agreement, or any Dissolution Document, and shall not use any such Information other than for such purposes as shall be expressly permitted hereunder or thereunder, except, in each case, to the extent that such Information has been (i) in the public domain through no fault of such party or such party’s Group or any of their respective directors, officers, employees, agents, accountants, counsel and other advisors and representatives, (ii) later lawfully acquired from other sources by such party (or such party’s Group), which sources are not themselves bound by a confidentiality obligation to the knowledge of such party or Members of such party’s Group or (iii) independently generated without reference to any proprietary or confidential Information of the other Group.
          (b) Each party agrees not to release or disclose, or permit any member of its Group to release or disclose, any such Information concerning the other Group (or the Asset Pool being transferred to the other Group) to any other Person, except its directors, officers, employees, agents, accountants, counsel and other advisors and representatives who need to know such Information (who shall be advised of their obligations hereunder with respect to such Information; provided, that, the disclosing party shall be responsible for any breach of this Section 8.8 by such Person to whom it disclosed or released any Information concerning the other Group (or the Asset Pool being transferred to the other Group)) and in compliance with Section 8.9 and Section 10.1. Without limiting the foregoing, when any Information held by one Group concerning the other Group (or the Asset Pool being transferred to the other Group) is no longer needed for the purposes contemplated by this Agreement or any Dissolution Document, each member of the first Group will, except as otherwise required by Law, promptly after request of the other Group either return to the other Group all such Information in a tangible form (including all copies thereof and all notes, extracts or summaries based thereon) or certify to the other Group that it has destroyed such Information (and all electronic or other copies thereof and all notes, extracts or summaries based thereon).
     Section 8.9 Protective Arrangements. In the event that any party or any Member of its Group either determines on the advice of its counsel that it is required to disclose any Information concerning the other Group (or the Asset Pool being transferred to the other Group) pursuant to applicable Law or receives any demand under lawful process or from any Governmental Authority to disclose or provide Information concerning the other Group (or the Asset Pool being transferred to the other Group) that is subject to the confidentiality provisions hereof, such party shall notify the other Group prior to disclosing or providing such Information and shall cooperate at the expense of the requesting party in seeking any reasonable protective arrangements requested by such other party. Subject to the foregoing, the Person that received such request may thereafter disclose or provide Information to the extent required by such Law (as so advised by counsel) or by lawful process or such Governmental Authority.
ARTICLE IX
COVENANTS
     Section 9.1 Further Assurances.
          (a) In addition to the actions specifically provided for elsewhere in this Agreement and the other Dissolution Documents, but subject to the provisions hereof and thereof, each of the parties hereto shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by this Agreement and the other Dissolution Documents.
          (b) Without limiting the foregoing each party hereto shall cooperate with the other party, and without any further consideration, to execute and deliver, or use its commercially reasonable efforts to cause to be executed and delivered, all instruments, including instruments of conveyance, assignment and transfer, and to make all filings with, and to obtain all consents, approvals or authorizations of, any Governmental Authority or any other Person under any permit, license, agreement, indenture or other instrument, and to take all such other actions as such party may reasonably be requested to take by any other party hereto from time to time, consistent with the terms of this Agreement and the other Dissolution Documents, in order to effectuate the provisions and purposes of this Agreement and the other Dissolution Documents and the transfers of the Transferred Assets, the assignment and assumption of the Assumed Liabilities and the other transactions contemplated hereby and thereby.
     Section 9.2 Transitional Services. Concurrently herewith, certain of the parties and/or their Affiliates are entering into transitional services agreements relating to each respective Asset Pool.
     Section 9.3 Use of Names and Logos. For a period of 150 days after the date hereof, the Comcast Group shall be entitled to use the trademarks, trade names, service marks, service names, logos and similar proprietary rights of TWC and its Affiliates to the extent incorporated in or on the Comcast Transferred Assets and not part of the Comcast Transferred Assets (collectively, the “Time Warner Cable Marks”), provided, that (a) the Comcast Group acknowledges that the Time Warner Cable Marks belong to TWC and its Affiliates, and that the Comcast Group shall not acquire any rights therein during or pursuant to such 150 day period; (b) all such Comcast Transferred Assets shall be used in a manner consistent with the use made by the Partnership prior to the date hereof; (c) the Comcast Group shall exercise reasonable efforts to remove all Time Warner Cable Marks from the Comcast Transferred Assets as soon as reasonably practicable following the date hereof; and (d) the use of the Time Warner Cable Marks during such period shall inure to the benefit of TWC; provided, that Comcast Group shall indemnify and hold harmless TWC for any Liabilities arising from or otherwise relating to the Comcast Group’s use of the Time Warner Cable Marks. Upon expiration of such 150-day period, the Comcast Group will remove all Time Warner Cable Marks from the Comcast Transferred Assets and destroy all unused letterhead, checks, business-related forms, preprinted form contracts, product literature, sales literature, labels, packaging material and any other materials displaying the Time Warner Cable Marks within ten Business Days. Notwithstanding the foregoing, the Comcast Group shall not be required to remove or discontinue using any such proprietary rights that are affixed to converters or other items located in customer homes or properties such that prompt removal is impracticable for the Comcast Group; provided, that the Comcast Group shall remove or discontinue such proprietary rights promptly upon the return of such converters or other items to their possession.

     Section 9.4 Insurance.
          (a) The parties intend that Comcast Distribution LLC, after the date hereof, shall be successor-in-interest to and retain all rights and interest (whether known, unknown, contingent or otherwise) that any of the parties or any of their Affiliates have as of the date hereof under any policies of title, property, fire, casualty, liability, life, workers’ compensation, libel and slander, and other forms of insurance of any kind to the extent they relate to the Houston Asset Pool and are maintained by or on the behalf of TWE or its Affiliates, including any rights or interests each has, as an insured, named insured, or additional named insured, Subsidiary, Affiliate, division or department, to avail itself of any benefit under any such Insurance Policy or any such agreement related to such policy, in each case which are in force as of the date hereof (each, an “Insurance Policy”). The provisions of this Agreement are not intended to relieve any insurer of any Liability under any policy. Notwithstanding the foregoing, TWE shall not be deemed to have made any representation or warranty as to the availability of any Insurance Policy or the rights and benefits provided thereunder.
          (b) This Agreement shall not be considered as an attempted assignment of (if such an assignment would be prohibited or would otherwise adversely affect the rights of the insured parties under such policies) any rights or interest under any policy of insurance or as a contract of insurance and shall not be construed to waive any right or remedy of any party in respect of any Insurance Policy or any other contract or policy of insurance.
          (c) TWE does hereby agree that, as and to the extent necessary to give effect to Section 9.4(a), it will assign any chose in action, claim, right or benefit under an Insurance Policy.
          (d) Subject to Section 9.4(e), each of the parties does hereby agree that all duties and obligations under any Insurance Policy, including the fulfillment of any conditions and the payment of any deductibles, retentions, co-insurance payment or retrospective premiums, that correspond in any way with or may be necessary to perfect, preserve or maintain an insured’s right to obtain benefits under that Insurance Policy, will be performed by the insured that is seeking the benefits, subject to the indemnification provisions of Article VI. In the event Members of both Groups have claims under a given policy, any deductibles, retentions, co-insurance payments, retrospective premiums, caps, limitations on average and similar items will be appropriately allocated between such parties based on the recoveries they would have obtained in the absence of such items.
          (e) TWE will use commercially reasonable efforts to take such actions as are necessary to cause insurance policies of TWE and its Affiliates that immediately prior to the date hereof provide coverage to or with respect to the Houston Asset Pool to continue to provide such coverage with respect to acts, omissions, and events occurring prior to the date hereof in accordance with their terms as if the transactions contemplated by the Dissolution Documents had not occurred; provided, that, to the extent TWE takes any action with respect to its umbrella insurance policies that similarly affects all of the Kansas & SW Asset Pool but results in such insurance coverage no longer being available (other than a change denying coverage based upon a Person ceasing to be an Affiliate of TWE), TWE shall not be deemed to have breached this Section 9.4 and shall have no liability with respect thereto. TWE will give the Comcast Assignee written notice of the taking of any such action if done during the first 12 months after the date hereof prior to such action or as soon as practicable thereafter. TWE shall, and shall cause its Affiliates to, cooperate with and assist Comcast Distribution LLC, if Comcast Distribution LLC determines to make any claim under any such policy with respect to any act, omission or event prior to the date hereof. Comcast Distribution LLC shall use commercially reasonable efforts to promptly notify TWE when it becomes aware of any such claim; provided, that the failure of Comcast Distribution LLC to provide such notice shall not relieve TWE of its obligations under this Section 9.4, except to the extent that TWE’s rights under the applicable insurance policy are prejudiced by such failure to give notice.
ARTICLE X
MISCELLANEOUS
     Section 10.1 Certain Covenants. Notwithstanding any other provision of this Agreement, from and after the date hereof, (i) the non-compete provisions of Section 6.2 of the Partnership Agreement shall remain in effect for one year after the date hereof for each set of Related Partners and its Cable Affiliates only as to the municipalities included in the Asset Pool intended to be distributed to the other set of Related Partners and (ii) the confidentiality obligations set forth in Section 6.3 of the Partnership Agreement shall remain in effect for each set of Related Partners only as to matters relating to the Asset Pool intended to be distributed to the other set of Related Partners. For the avoidance of doubt, and notwithstanding any other provision of this Agreement or the other Dissolution Documents (except to the extent expressly inconsistent with this Agreement or any Dissolution Documents), the covenants contained in Sections 5.4(a), 8.4(d), 8.4(e), 8.4(g), 8.4(l), 8.4(m), 8.4(n), 8.4(o), 8.4(q), 8.4(r), 8.4(s), 8.4(t), 8.4(u), 8.4(v), 8.4(y), 10.13, 10.14 and 10.15 of the Partnership Agreement shall, to the extent applicable (and subject to express amendment thereto as provided in Section 10.2 hereof), survive execution and delivery of this Agreement and the dissolution and winding up of the Partnership in accordance with the terms and conditions as set forth in the Partnership Agreement.
     Section 10.2 Amendment to the Partnership Agreement. The sixth sentence of Section 8.4(l) of the Partnership Agreement is hereby deemed amended by inserting “other than, in the case of the Houston Asset Pool, the one described on Schedule 8.4(l) hereto” after the words “commercial agreement or arrangement” and a Schedule 8.4(l) is hereby deemed to be attached to the Partnership Agreement disclosing the following:
     “Capacity License Agreement dated as of July 1, 1998 by and among the Houston Division of Time Warner Entertainment-Advance/Newhouse Partnership, as Licensor, and Time Warner Communications of Houston, L.P. as Licensee.”

Section 10.3 Employee Matters. Notwithstanding any other provision of this Agreement but except as provided in Section 10.1 of this Agreement, the other Dissolution Documents or the Partnership Agreement, all employee-related matters in connection with the Dissolution Procedure shall be governed exclusively by the Employee Matters Agreement except as expressly provided therein.
     Section 10.4 Expenses. (a) Except as otherwise provided in this Agreement, the other Dissolution Documents or the Partnership Agreement, any costs incurred by the Partnership in connection with the Dissolution Procedure shall be shared equally by the Triggering Partners and the Non-Triggering Partners; provided that each set of Related Partners shall be responsible for the costs of its own legal counsel and the costs associated with refinancing any Debt allocated to the Asset Pool to be distributed to such set of Related Partners.
     (b) All sales, use, transfer and similar taxes or assessments, including transfer fees and similar assessments for Transferred Assets arising from or payable by reason of or otherwise related to the transfers contemplated by this Agreement shall be paid one-half by the TWI Assignee and one-half by the Comcast Assignee (it being understood and agreed that if any such payable is satisfied by a party or any Affiliate thereof, then, promptly after the demand of the paying party, the other party shall reimburse the paying party for one-half of any such amounts paid by the paying party).
     Section 10.5 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (OTHER THAN ITS RULES OF CONFLICTS OF LAW TO THE EXTENT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY).
     Section 10.6 Amendments. No provisions of this Agreement shall be deemed waived, amended, supplemented or modified by any party, unless such waiver, amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom such waiver, amendment, supplement or modification it is sought to be enforced.
     Section 10.7 Entire Agreement. This Agreement, the other Dissolution Documents and the Exhibits and Schedules hereto and thereto contain the entire agreement between the parties with respect to the subject matter hereof or thereof, supersede all previous agreements, negotiations, discussions, writings, understandings, commitments and conversations with respect to such subject matter and there are no agreements or understandings between the parties other than those set forth or referred to herein or therein.
     Section 10.8 Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party hereto may assign its respective rights or delegate its respective obligations under this Agreement without the express prior written consent of each of the other parties hereto.

     Section 10.9 Headings. The headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
     Section 10.10 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.
     Section 10.11 Notices. Any notice, request, demand or other communication required or permitted to be given under this Agreement will be in writing and will be deemed to have been duly given only if delivered in person or by first class, prepaid, registered or certified mail, or sent by courier or, if receipt is confirmed, by telecopier:
     If to any TWI Group Member:
     c/o Time Warner Cable Inc.
     290 Harbor Drive
     Stamford, CT 06902
     Attention: General Counsel
     Telecopy No: (203) 328-4094
     With a Required Copy to:
     Paul, Weiss, Rifkind, Wharton & Garrison LLP
     1285 Avenue of the Americas
     New York, NY 10019-6064
     Attention: Ariel J. Deckelbaum
                         Kelley D. Parker
                         Robert B. Schumer
     Telecopy No: (212) 757-3990
     If to any Comcast Group Member:
     c/o Comcast Corporation
     1500 Market Street
     Philadelphia, PA 19102
     Attention: General Counsel
     Telecopy No: (215) 981-7794
     With a Required Copy to:

     Davis Polk & Wardwell
     450 Lexington Avenue
     New York, NY 10017
     Attention: William L. Taylor
     Telecopy No: (212) 450-4800
or to such other address as any party shall have last designated by notice to the other parties, as the case may be. All notices will be deemed to have been received on the date of delivery, which in the case of deliveries by telecopier, will be the date of the sender’s confirmation.
     Section 10.12 Performance. The Comcast Partners will cause the Members of the Comcast Group to perform their obligations hereunder. The TWI Partners will cause the Members of the TWI Group to perform their obligations hereunder.
     Section 10.13 Certain Representations. The Comcast Partners and the TWI Partners each represent to the other that, (i) with respect to each of Comcast Distribution LLC and KCCP Trust, neither such Partners nor any of their Affiliates have taken any action, or caused the Partnership to take any action, the result of which is to cause Comcast Distribution LLC or KCCP Trust, as the case may be, to be treated as an entity that is separate and apart from its owner for U.S. federal Income Tax purposes and (ii) with respect to Comcast Distribution LLC, neither such Partners nor any of their Affiliates have caused Comcast Distribution LLC to conduct any business or activities not primarily related to the business of the Houston Asset Pool.
     [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

THE PARTNERSHIP:

TEXAS AND KANSAS CITY CABLE PARTNERS, L.P.

By:		/s/ David E. O’Hayre

Name: David E. O’Hayre
Title: Executive Vice President — Investments

COMCAST ASSIGNEE:

COMCAST TCP HOLDINGS, INC.

By:		/s/ Arthur R. Block

Name: Arthur R. Block
Title: Senior Vice President

TWI ASSIGNEE:

TIME WARNER ENTERTAINMENT-ADVANCE/NEWHOUSE PARTNERSHIP

By:		TWE-A/N HOLDCO, L.P., its
Managing Partner

	By:	/s/ David E. O’Hayre

Name: David E. O’Hayre
Title: Executive Vice President — Investments

PARTNERS:

TIME WARNER ENTERTAINMENT-ADVANCE/NEWHOUSE PARTNERSHIP

By:	TWE-A/N HOLDCO, L.P., its
Managing Partner

	By:	/s/ David E. O’Hayre

Name: David E. O’Hayre
Title: Executive Vice President — Investments

TWE-A/N TEXAS CABLE PARTNERS GENERAL PARTNER LLC

By:	/s/ David E. O’Hayre

Name: David E. O’Hayre
Title: Executive Vice President — Investments

TCI TEXAS CABLE HOLDINGS LLC

By:	COMCAST TCP HOLDINGS, INC.,
its sole member

	By:	/s/ Arthur R. Block

Name: Arthur R. Block
Title: Senior Vice President

TCI TEXAS CABLE, LLC

By:	COMCAST TCP HOLDINGS, INC.,
its sole member

	By:	/s/ Arthur R. Block

Name: Arthur R. Block
Title: Senior Vice President

COMCAST TCP HOLDINGS, INC.

By:	/s/ Arthur R. Block

Name: Arthur R. Block
Title: Senior Vice President

COMCAST TCP HOLDINGS, LLC

By:	COMCAST TCP HOLDINGS, INC.,
its sole member

	By:	/s/ Arthur R. Block

Name: Arthur R. Block
Title: Senior Vice President

TWI TRANSFERRED SUBSIDIARIES:

KCCP TRUST

By:	TEXAS AND KANSAS CITY CABLE PARTNERS, L.P.,
its sole beneficial owner

	By:	/s/ David E. O’Hayre

Name: David E. O’Hayre
Title: Executive Vice President — Investments

TIME WARNER CABLE INFORMATION SERVICES (KANSAS), LLC

By:	TIME WARNER CABLE LLC, its
Managing Member

	By:	/s/ David E. O’Hayre

Name: David E. O’Hayre
Title: Executive Vice President — Investments

TIME WARNER CABLE INFORMATION SERVICES (MISSOURI), LLC

By:	TIME WARNER ENTERTAINMENT
COMPANY, L.P., its Managing Member

	By:	/s/ David E. O’Hayre

Name: David E. O’Hayre
Title: Executive Vice President — Investments

TIME WARNER CABLE INFORMATION SERVICES (TEXAS), L.P.

By:	TEXAS INFORMATION SERVICES
GENERAL PARTNER LLC, its General Partner

	By:	TIME WARNER CABLE LLC,
its sole member

		By:	/s/ David E. O’Hayre

Name: David E. O’Hayre
Title: Executive Vice President — Investments

TIME WARNER CABLE/COMCAST KANSAS CITY ADVERTISING, LLC

By:	KCCP TRUST, its Managing Member

	By:	TEXAS AND KANSAS CITY
CABLE PARTNERS, L.P., its sole beneficial owner

		By:	/s/ David E. O’Hayre

Name: David E. O’Hayre
Title: Executive Vice President — Investments

TCP/COMCAST LAS CRUCES CABLE ADVERTISING, LP

By:	TWEAN-TCP HOLDINGS LLC, its general partner

	By:	TEXAS AND KANSAS CITY
CABLE PARTNERS, L.P., its sole member

		By:	/s/ David E. O’Hayre

Name: David E. O’Hayre
Title: Executive Vice President — Investments

COMCAST TRANSFERRED SUBSIDIARIES:

TCP SECURITY COMPANY LLC

By:	TEXAS AND KANSAS CITY CABLE
PARTNERS, L.P., its sole member

	By:	/s/ David E. O’Hayre

Name: David E. O’Hayre
Title: Executive Vice President — Investments

TCP-CHARTER CABLE ADVERTISING, LP

By:	TWEAN-TCP HOLDINGS LLC, its general partner

	By:	TEXAS AND KANSAS CITY CABLE PARTNERS, L.P., its sole member

		By:	/s/ David E. O’Hayre

Name: David E. O’Hayre
Title: Executive Vice President — Investments

TCP/CONROE-HUNTSVILLE CABLE ADVERTISING, LP

By:	TWEAN-TCP HOLDINGS LLC, its general partner

	By:	TEXAS AND KANSAS CITY CABLE PARTNERS, L.P., its sole member

		By:	/s/ David E. O’Hayre

Name: David E. O’Hayre
Title: Executive Vice President — Investments

TKCCP/CEBRIDGE TEXAS CABLE ADVERTISING, LP

By:	TWEAN-TCP HOLDINGS LLC, its general partner

	By:		TEXAS AND KANSAS CITY CABLE
PARTNERS, L.P., its sole member

		By:	/s/ David E. O’Hayre

Name: David E. O’Hayre
Title: Executive Vice President — Investments

TWEAN-TCP HOLDINGS LLC

By:	TEXAS AND KANSAS CITY CABLE
PARTNERS, L.P., its sole member

	By:		/s/ David E. O’Hayre

Name: David E. O’Hayre
Title: Executive Vice President — Investments

COMCAST DISTRIBUTION LLC:

HOUSTON TKCCP HOLDINGS, LLC

By:	TEXAS AND KANSAS CITY CABLE
PARTNERS, L.P., its sole member

	By:		/s/ David E. O’Hayre

Name: David E. O’Hayre
Title: Executive Vice President — Investments

Exhibit A
BILL OF SALE AND ASSIGNMENT
AND ASSUMPTION AGREEMENT
     BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT (“Bill of Sale”), dated January 1, 2007, by and between Texas and Kansas City Cable Partners, L.P., a Delaware limited partnership, whose U.S. taxpayer identification number is 06-1516836 (“TKCCP”), and Time Warner Entertainment–Advance/Newhouse Partnership, a New York general partnership, whose U.S. taxpayer identification number is 13-3790433 (“TWI Assignee”). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Distribution Agreement (as defined below).
Recitals
     Pursuant to that certain Limited Partnership Agreement of TKCCP, dated as of June 23, 1998, as amended by Amendment No. 1, dated as of December 11, 1998, Amendment No. 2, dated as of May 16, 2000, Amendment No. 3, dated as of August 23, 2000, Amendment No. 4, dated as of May 1, 2004, and Amendment No. 5, dated as of February 28, 2005 (as amended, the “Partnership Agreement”), by and among the Partners (as defined therein), the Partners intend to distribute the assets of TKCCP and for TKCCP to be dissolved in accordance with the dissolution provisions of the Delaware Revised Uniform Limited Partnership Act (Del. Code Ann. Tit. 6 § 17-101 et. seq.) and pursuant to the Dissolution Procedure set forth in Section 8.4 of the Partnership Agreement.
     Pursuant to Section 8.4(h)(ii) of the Partnership Agreement, the TWI Partners have elected to have the Kansas & SW Asset Pool distributed to TWI Assignee, as a designee (as defined in Section 8.4(h)(v) of the Partnership Agreement) of the TWI Partners in complete redemption of the interest of the TWI Partners in TKCCP, subject to the terms of the Partnership Agreement, the Dissolution Agreement and this Bill of Sale.
     Pursuant to Sections 2.1 and 2.2 of that certain Master Distribution, Dissolution and Cooperation Agreement, dated as of January 1, 2007 (the “Distribution Agreement”), by and among TKCCP, TWI Assignee, Comcast Assignee, each of the Partners, each of the TWI Transferred Subsidiaries, each of the Comcast Transferred Subsidiaries and Comcast Distribution LLC, (a) TKCCP has agreed to assign, transfer, convey and deliver to TWI Assignee, and TWI Assignee has agreed to accept from TKCCP, all of TKCCP’s right, title and interest in and to the Transferred Assets (as defined below) and (b) TWI Assignee has agreed to absolutely and irrevocably assume and agree to be liable and responsible to pay when due, perform and discharge, all the Assumed Liabilities (as defined below), in accordance with their respective terms. “Transferred Assets” means the TWI Transferred Assets except to the extent such TWI Transferred Assets are Assets of a TWI Transferred Subsidiary, in which case such TWI Transferred Subsidiary shall retain such TWI Transferred Assets. “Assumed Liabilities” means the TWI Assumed

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Liabilities except to the extent such TWI Assumed Liabilities are Liabilities of a TWI Transferred Subsidiary, in which case such TWI Transferred Subsidiary shall retain such TWI Assumed Liabilities.
Agreements
     1. Transferred Assets. Effective as of the date hereof, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, TKCCP hereby, except as provided in Section 0, assigns, transfers, conveys and delivers to TWI Assignee, and TWI Assignee hereby accepts from TKCCP, all of TKCCP’s right, title and interest in and to the Transferred Assets.
     TO HAVE AND TO HOLD the right, title and interest of TKCCP in and to the Transferred Assets unto TWI Assignee, its successors and assigns, to and for its or their use forever.
     2. Assumed Liabilities. Effective as of the date hereof, TWI Assignee hereby absolutely and irrevocably assumes and agrees, from and after the date hereof, to pay, discharge and perform as and when due, the Assumed Liabilities.
     3. TWI Assignee as Attorney-in-Fact. Except with respect to the Transferred Assets specifically described in Section 5 below, TKCCP hereby constitutes and appoints TWI Assignee, its successors and assigns, the true and lawful attorneys of TKCCP, with full power of substitution, in the name and stead of TKCCP, but on behalf and for the benefit of TWI Assignee, its successors and assigns, to demand and receive any and all of the Transferred Assets conveyed, assigned or transferred to TWI Assignee hereunder, to give receipts and releases for and in respect of the same, or any part thereof, and to do all acts and things in relation to such Transferred Assets that TWI Assignee, its successors and assigns, shall deem desirable. Such power of attorney is coupled with an interest and is irrevocable by TKCCP, by reason of TKCCP’s dissolution or for any reason whatsoever.
     4. TWI Assignee as Attorney-in-Fact for Accounts Receivable. Without limiting the foregoing, TKCCP hereby constitutes and appoints TWI Assignee, its successors and assigns, the true and lawful attorneys of TKCCP, with full power of substitution, in the name and stead of TKCCP, but on behalf and for the benefit of TWI Assignee, its successors and assigns, to cash, deposit, endorse or negotiate checks received on or after the consummation of the transactions contemplated hereby made out to TKCCP in payment for cable television and related services provided by the TWI Distributed Systems in respect of which an interest is transferred pursuant to this Bill of Sale. Such power of attorney is coupled with an interest and is irrevocable by TKCCP, by reason of TKCCP’s dissolution or for any reason whatsoever.
     5. Delayed Assets.
          a. Any Transferred Asset, the assignment, transfer, conveyance or delivery of which without the consent, authorization, approval or waiver of a third party

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would constitute a breach or other contravention of Law or such Transferred Asset or in any way adversely affect the rights of TKCCP, the Partners or the TWI Assignee thereunder (a “Delayed Asset”), shall not be assigned, transferred, conveyed or delivered until the earlier of (i) such time as such consent, authorization, approval or waiver is obtained and (ii) immediately prior to the dissolution of the Partnership on the Dissolution Date, at which time such Delayed Asset shall be automatically assigned, transferred, conveyed or delivered without further action on the part of TKCCP, the Partners or the TWI Assignee. Until the earlier of (i) such time as such consent, authorization, approval or waiver is obtained and (ii) immediately prior to the dissolution of the Partnership on the Dissolution Date, (A) TKCCP and the TWI Assignee shall use all commercially reasonable efforts to obtain the relevant consent, authorization, approval or waiver, (B) TKCCP shall endeavor to provide the TWI Assignee with the benefits under each Delayed Asset as if such Delayed Asset had been assigned to the TWI Assignee, including preserving the benefits of and enforcing for the benefit of the TWI Assignee, at the TWI Assignee’s expense, any and all rights of TKCCP under such Delayed Asset, and (C) to the extent permissible with respect to such Delayed Asset, the TWI Assignee shall (1) be responsible for the obligations of TKCCP with respect to such Delayed Asset and (2) act as the agent of TKCCP in preserving the benefits of and enforcing any and all rights of TKCCP in such Delayed Asset.
          b. Any Delayed Asset shall be deemed a Transferred Asset for purposes of determining whether any Liability is an Assumed Liability. Following the assignment, transfer, conveyance and delivery of any Delayed Asset, the applicable Delayed Asset shall be treated for all purposes of this Bill of Sale, the Partnership Agreement, the Distribution Agreement and the other Dissolution Documents as a TWI Transferred Asset.
     6. Further Assurances.
          a. In addition to the actions specifically provided for elsewhere in this Bill of Sale, but subject to the provisions hereof, each of the parties hereto shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by this Bill of Sale.
          b. TKCCP shall do, execute, acknowledge and deliver or shall cause to be done, executed, acknowledged and delivered such further acts, transfers, conveyances, assignments and assurances as reasonably may be required to assure, convey, transfer, confirm, and vest to and in TWI Assignee all of the Transferred Assets.
     7. Relation to the Agreement; Conflict. This Bill of Sale is executed and delivered pursuant to and to effect the transactions contemplated by the Distribution Agreement, subject to the covenants, representations, warranties, and other provisions thereof. No provision set forth in this Bill of Sale shall be deemed to enlarge, alter or amend the terms or provisions of the Distribution Agreement. This Bill of Sale is not intended to (i) effect the transfer of any owned real property or (ii) effect the transfer

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of any Transferred Asset or the assumption of any Assumed Liability that is specifically transferred or assumed pursuant to a separate instrument of transfer or assumption between the parties hereto.
     8. No Third-Party Beneficiaries. Nothing in this Bill of Sale, express or implied, is intended or shall be construed to confer upon, or give to, any Person other than TWI Assignee or TKCCP and, subject to Section 10.8 of the Distribution Agreement, their respective successors and assigns (including, without limitation, any wholly-owned Subsidiary of TWI Assignee to which any portion of the Transferred Assets are transferred after the effectiveness of this Bill of Sale) any remedy or claim under or by reason of this Bill of Sale or any terms, covenants or conditions hereof, and all of the terms, covenants, conditions, promises and agreements contained in this Bill of Sale shall be for the benefit of only TWI Assignee or TKCCP and their respective successors and assigns; provided, that TWI Assignee and TKCCP and their respective successors and assigns shall have the right to specifically enforce the transactions contemplated by this Bill of Sale.
     9. Counterparts. This Bill of Sale may be executed in any number of counterparts (including by facsimile), each of which, when executed, shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument.
[Remainder of page intentionally left blank.]

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     TKCCP and TWI Assignee have executed this Bill of Sale as of the date set forth above.

TEXAS AND KANSAS CITY CABLE PARTNERS, L.P.
By:
Name:
Title:

STATE OF	)

	)	ss.

COUNTY OF	)

     The foregoing instrument was subscribed and sworn to before me this ___ day of                                         , ___ by                                      , as                                          for Texas and Kansas City Cable Partners, L.P. my hand and official seal.
     My commission expires:                                                                                 .

Notary Public

Address

TIME WARNER ENTERTAINMENT-ADVANCE/NEWHOUSE PARTNERSHIP

By:	TWE-A/N HOLDCO, L.P., its
Managing Partner
By:

Name:
Title:

STATE OF	)

	)	ss.

COUNTY OF	)

     The foregoing instrument was subscribed and sworn to before me this ___ day of                                         , ___ by                                      , as                                          for TWE-A/N Holdco, L.P., the Managing Partner of Time Warner Entertainment-Advance/Newhouse Partnership.
     Witness my hand and official seal.
     My commission expires:                                                                                 .

Notary Public

Address

Exhibit B
TWI Distributed Systems
Systems and Franchises included in the Kansas City & Southwest Asset Pool

Division Name	System Name	LFA	State
Kansas City	Kansas City	Avondale, City of	MO
Kansas City	Kansas City	Belton, City of	MO
Kansas City	Kansas City	Bonner Springs, City of	KS
Kansas City	Kansas City	Clay, County of (Unincorp.)	MO
Kansas City	Kansas City	Claycomo, Village of	MO
Kansas City	Kansas City	Desoto, City of	KS
Kansas City	Kansas City	Edwardsville, City of	KS
Kansas City	Kansas City	Fairway, City of	KS
Kansas City	Kansas City	Ferrelview, City of	MO
Kansas City	Kansas City	Ft. Leavenworth, Dept. of Army	KS
Kansas City	Kansas City	Gardner, City of	KS
Kansas City	Kansas City	Gladstone, City of	MO
Kansas City	Kansas City	Glenaire, City of	MO
Kansas City	Kansas City	Grandview, City of	MO
Kansas City	Kansas City	Houston Lake, City of	MO
Kansas City	Kansas City	Independence, City of	MO
Kansas City	Kansas City	Johnson, County of	KS
Kansas City	Kansas City	Kansas City, City of	KS
Kansas City	Kansas City	Kansas City, City of	MO
Kansas City	Kansas City	Kearney, City of	MO
Kansas City	Kansas City	Lake Quivira, City of	KS
Kansas City	Kansas City	Lake Waukomis, City of	MO
Kansas City	Kansas City	Lansing, City of	KS
Kansas City	Kansas City	Leavenworth, City of	KS
Kansas City	Kansas City	Leavenworth, County of	KS
Kansas City	Kansas City	Leawood, City of	KS
Kansas City	Kansas City	Lee’s Summit, City of	MO
Kansas City	Kansas City	Lenexa, City of	KS
Kansas City	Kansas City	Liberty, City of	MO
Kansas City	Kansas City	Loch Lloyd, City of	MO
Kansas City	Kansas City	Lone Jack, City of	MO
Kansas City	Kansas City	Merriam, City of	KS
Kansas City	Kansas City	Mission Hills, City of	KS
Kansas City	Kansas City	Mission Woods, City of	KS
Kansas City	Kansas City	Mission, City of	KS
Kansas City	Kansas City	North Kansas City, City of	MO
Kansas City	Kansas City	Northmoor, City of	MO
Kansas City	Kansas City	Oaks, Village of	MO
Kansas City	Kansas City	Oakview, Village of	MO
Kansas City	Kansas City	Oakwood Park, Village of	MO
Kansas City	Kansas City	Oakwood, Village of	MO
Kansas City	Kansas City	Overland Park, City of	KS
Kansas City	Kansas City	Parkville, City of	MO
Kansas City	Kansas City	Platte City, City of	MO
Kansas City	Kansas City	Platte Woods, City of	MO

Division Name	System Name	LFA	State
Kansas City	Kansas City	Platte, County of (Unincorp.)	MO
Kansas City	Kansas City	Pleasant Valley, City of	MO
Kansas City	Kansas City	Prairie Village, City of	KS
Kansas City	Kansas City	Richards-Gebaur AFB	MO
Kansas City	Kansas City	Riverside, City of	MO
Kansas City	Kansas City	Roeland Park, City of	KS
Kansas City	Kansas City	Shawnee, City of	KS
Kansas City	Kansas City	Smithville, City of	MO
Kansas City	Kansas City	Tracy, City of	MO
Kansas City	Kansas City	Weatherby Lake, City of	MO
Kansas City	Kansas City	Weston, City of	MO
Kansas City	Kansas City	Westwood Hills, City of	KS
Kansas City	Kansas City	Westwood, City of	KS

Southwest	Border Corridor	Asherton, City of	TX
Southwest	Border Corridor	Atascosa, County of	TX
Southwest	Border Corridor	Bruni (Unincorp.)	TX
Southwest	Border Corridor	Carrizo Springs, City of	TX
Southwest	Border Corridor	Charlotte, City of	TX
Southwest	Border Corridor	Cotulla, City of	TX
Southwest	Border Corridor	Crystal City, City of	TX
Southwest	Border Corridor	Del Rio, City of	TX
Southwest	Border Corridor	Dilley, Town of	TX
Southwest	Border Corridor	Dimmitt, County of	TX
Southwest	Border Corridor	Dimmitt, County of	TX
Southwest	Border Corridor	Eagle Pass, City of	TX
Southwest	Border Corridor	Encinal, City of	TX
Southwest	Border Corridor	Frio, County of	TX
Southwest	Border Corridor	Hebbronville (Unincorp.)	TX
Southwest	Border Corridor	Jourdanton, City of	TX
Southwest	Border Corridor	Knippa (Unincorp.)	TX
Southwest	Border Corridor	La Salle, County of	TX
Southwest	Border Corridor	Laughlin AFB	TX
Southwest	Border Corridor	Maverick, County of	TX
Southwest	Border Corridor	Mirando (Unincorp.)	TX
Southwest	Border Corridor	Oilton (Unincorp.)	TX
Southwest	Border Corridor	Pearsall, City of	TX
Southwest	Border Corridor	Poteet, City of	TX
Southwest	Border Corridor	Quemado (Unincorp.)	TX
Southwest	Border Corridor	San Patrico, County of	TX
Southwest	Border Corridor	San Ygnacio (Unincorp.)	TX
Southwest	Border Corridor	Uvalde, City of	TX
Southwest	Border Corridor	Uvalde, County of	TX
Southwest	Border Corridor	Val Verde, County of	TX
Southwest	Border Corridor	Zapata, Couty of	TX
Southwest	Border Corridor	Zavala, County of	TX

Southwest	Corpus Christi	Agua Dulce, City of	TX
Southwest	Corpus Christi	Alice, City of	TX

Division Name	System Name	LFA	State
Southwest	Corpus Christi	Banquette (Unincorp.)	TX
Southwest	Corpus Christi	Beeville, City of	TX
Southwest	Corpus Christi	Benavides, City of	TX
Southwest	Corpus Christi	Bishop, City of	TX
Southwest	Corpus Christi	Brooks, County of	TX
Southwest	Corpus Christi	Corpus Christi Naval Air Station	TX
Southwest	Corpus Christi	Corpus Christi, City of	TX
Southwest	Corpus Christi	Driscoll, City of	TX
Southwest	Corpus Christi	Duval, County of	TX
Southwest	Corpus Christi	Falfurrias, City of	TX
Southwest	Corpus Christi	Freer, City of	TX
Southwest	Corpus Christi	George West, City of	TX
Southwest	Corpus Christi	Jim Wells, County of	TX
Southwest	Corpus Christi	Lake City, City of	TX
Southwest	Corpus Christi	Lakeside, Town of	TX
Southwest	Corpus Christi	Mathis, City of	TX
Southwest	Corpus Christi	Odem, City of	TX
Southwest	Corpus Christi	Orange Grove, City of	TX
Southwest	Corpus Christi	Port O’Connor (Unincorp.)	TX
Southwest	Corpus Christi	Premont, City of	TX
Southwest	Corpus Christi	Refugio, Town of	TX
Southwest	Corpus Christi	Robstown, City of	TX
Southwest	Corpus Christi	San Diego, City of	TX
Southwest	Corpus Christi	Seadrift, City of	TX
Southwest	Corpus Christi	The Lakes (Unincorp.)	TX
Southwest	Corpus Christi	Webb, County of	TX
Southwest	Corpus Christi	Woodsboro, Town of	TX

Southwest	El Paso	Anthony, Town of	TX
Southwest	El Paso	Canutillo (Unincorp.)	TX
Southwest	El Paso	Clint, Town of	TX
Southwest	El Paso	Dona Ana, County of	NM
Southwest	El Paso	El Paso, City of	TX
Southwest	El Paso	El Paso, County of	TX
Southwest	El Paso	Fabens (Unincorp.)	TX
Southwest	El Paso	Fort Bliss	TX
Southwest	El Paso	Horizon City, Town of	TX
Southwest	El Paso	Moon City (Unincorp.)	TX
Southwest	El Paso	Socorro, City of	TX
Southwest	El Paso	Sunland Park, City of	NM
Southwest	El Paso	Tennis West (Unincorp.)	TX
Southwest	El Paso	Vinton, Village of	TX

Southwest	Golden Triangle	Beaumont, City of	TX
Southwest	Golden Triangle	Groves, City of	TX
Southwest	Golden Triangle	Jefferson County	TX
Southwest	Golden Triangle	Nederland, City of	TX
Southwest	Golden Triangle	Orange, City of	TX
Southwest	Golden Triangle	Orange, County of	TX

Division Name	System Name	LFA	State
Southwest	Golden Triangle	Pinehurst, City of	TX
Southwest	Golden Triangle	Port Arthur, City of	TX
Southwest	Golden Triangle	Port Neches, City of	TX
Southwest	Golden Triangle	West Orange, City of	TX

Southwest	Kerrville	Kerr, County of	TX
Southwest	Kerrville	Kerrville, City of	TX

Southwest	Laredo	El Cenizo, City of	TX
Southwest	Laredo	Laredo, City of	TX
Southwest	Laredo	Rio Bravo, City of	TX
Southwest	Laredo	Webb, County of	TX

Southwest	Rio Grande Valley	Alamo, City of	TX
Southwest	Rio Grande Valley	Alton, City of	TX
Southwest	Rio Grande Valley	Brownsville, City of	TX
Southwest	Rio Grande Valley	Cameron (Unincorp.)	TX
Southwest	Rio Grande Valley	Combes, City of	TX
Southwest	Rio Grande Valley	Donna, City of	TX
Southwest	Rio Grande Valley	Edcouch, Town of	TX
Southwest	Rio Grande Valley	Edinburg, City of	TX
Southwest	Rio Grande Valley	Elsa, City of	TX
Southwest	Rio Grande Valley	Garciasville (Unincorp.)	TX
Southwest	Rio Grande Valley	Harlingen, City of	TX
Southwest	Rio Grande Valley	Hidalgo, City of	TX
Southwest	Rio Grande Valley	Hidalgo, County	TX
Southwest	Rio Grande Valley	Indian Lake, Town of	TX
Southwest	Rio Grande Valley	La Feria, City of	TX
Southwest	Rio Grande Valley	La Grulla, City of	TX
Southwest	Rio Grande Valley	La Joya, City of	TX
Southwest	Rio Grande Valley	La Villa, City of	TX
Southwest	Rio Grande Valley	Laguna Heights (Unincorp.)	TX
Southwest	Rio Grande Valley	Laguna Vista, Town of	TX
Southwest	Rio Grande Valley	Las Milpas (Unincorp.)	TX
Southwest	Rio Grande Valley	Lopezville (Unincorp.)	TX
Southwest	Rio Grande Valley	Los Fresnos, City of	TX
Southwest	Rio Grande Valley	Lyford, Township of	TX
Southwest	Rio Grande Valley	McAllen, City of	TX
Southwest	Rio Grande Valley	Mercedes, City of	TX
Southwest	Rio Grande Valley	Mission, City of	TX
Southwest	Rio Grande Valley	Olmito (Unincorp.)	TX
Southwest	Rio Grande Valley	Palm Valley, City of	TX
Southwest	Rio Grande Valley	Palmhurst, City of	TX
Southwest	Rio Grande Valley	Palmview, City of	TX
Southwest	Rio Grande Valley	Penitas, City of	TX
Southwest	Rio Grande Valley	Pharr, City of	TX
Southwest	Rio Grande Valley	Port Isabel, City of	TX
Southwest	Rio Grande Valley	Primera, Town of	TX
Southwest	Rio Grande Valley	Rancho Viejo, City of	TX

Division Name	System Name	LFA	State
Southwest	Rio Grande Valley	Raymondville, City of	TX
Southwest	Rio Grande Valley	Rio Del Sol (Unincorp.)	TX
Southwest	Rio Grande Valley	Rio Grande City, City of	TX
Southwest	Rio Grande Valley	Rio Hondo, Town of	TX
Southwest	Rio Grande Valley	Roma, City of	TX
Southwest	Rio Grande Valley	San Benito, City of	TX
Southwest	Rio Grande Valley	San Juan, City of	TX
Southwest	Rio Grande Valley	Santa Rosa, Town of	TX
Southwest	Rio Grande Valley	South Padre Island, City of	TX
Southwest	Rio Grande Valley	Starr, County of	TX
Southwest	Rio Grande Valley	Sullivan City, City of	TX
Southwest	Rio Grande Valley	Weslaco, City of	TX
Southwest	Rio Grande Valley	Willacy, County of	TX

Southwest	South Central	Colorado, County	TX
Southwest	South Central	Columbus, City of	TX
Southwest	South Central	Cuero, City of	TX
Southwest	South Central	De Witt, County of	TX
Southwest	South Central	Eagle Lake, City of	TX
Southwest	South Central	Gonzales, City of	TX
Southwest	South Central	Gonzales, County	TX
Southwest	South Central	La Vaca, County of	TX
Southwest	South Central	Yoakum, City of	TX

Exhibit C
BILL OF SALE AND ASSIGNMENT
AND ASSUMPTION AGREEMENT
     BILL OF SALE AND ASSIGNMENT AND ASSUMPTION AGREEMENT (“Bill of Sale”), dated January 1, 2007, by and between Texas and Kansas City Cable Partners, L.P., a Delaware limited partnership, whose U.S. taxpayer identification number is 06-1516836 (“TKCCP”), and Houston TKCCP Holdings, LLC, a Delaware limited liability company, whose U.S. taxpayer identification number is 20-5376777 (“Comcast Distribution LLC”). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Distribution Agreement (as defined below).
Recitals
     Pursuant to that certain Limited Partnership Agreement of TKCCP, dated as of June 23, 1998, as amended by Amendment No. 1, dated as of December 11, 1998, Amendment No. 2, dated as of May 16, 2000, Amendment No. 3, dated as of August 23, 2000, Amendment No. 4, dated as of May 1, 2004, and Amendment No. 5, dated as of February 28, 2005 (as amended, the “Partnership Agreement”), by and among the Partners (as defined therein), the Partners intend to distribute the assets of TKCCP and for TKCCP to be dissolved in accordance with the dissolution provisions of the Delaware Revised Uniform Limited Partnership Act (Del. Code Ann. Tit. 6 § 17-101 et. seq.) and pursuant to the Dissolution Procedure set forth in Section 8.4 of the Partnership Agreement.
     Pursuant to Section 8.4(h)(ii) of the Partnership Agreement, the Comcast Partners have elected to have the Houston Asset Pool distributed to Comcast Assignee, as a designee (as defined in Section 8.4(h)(v) of the Partnership Agreement) of the Comcast Partners in complete redemption of the interest of the Comcast Partners in TKCCP, subject to the terms of the Partnership Agreement, the Dissolution Agreement and this Bill of Sale.
     Pursuant to Sections 3.1, 3.3 and 3.6 of that certain Master Distribution, Dissolution and Cooperation Agreement, dated as of January 1, 2007 (the “Distribution Agreement”), by and among TKCCP, TWI Assignee, Comcast Assignee, each of the Partners, each of the TWI Transferred Subsidiaries, each of the Comcast Transferred Subsidiaries and Comcast Distribution LLC, (a) TKCCP has agreed to assign, transfer, convey and deliver to Comcast Distribution LLC, and Comcast Distribution LLC has agreed to accept from TKCCP, all of TKCCP’s right, title and interest in and to the Transferred Assets (as defined below) and (b) Comcast Distribution LLC has agreed to absolutely and irrevocably assume and agree to be liable and responsible to pay when due, perform and discharge, all the Assumed Liabilities (as defined below), in accordance with their respective terms. “Transferred Assets” means the Comcast Transferred Assets except to the extent such Comcast Transferred Assets are Assets of a Comcast Transferred Subsidiary, in which case such Comcast Transferred Subsidiary shall retain

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such Comcast Transferred Assets. “Assumed Liabilities” means the Comcast Assumed Liabilities except to the extent such Comcast Assumed Liabilities are Liabilities of a Comcast Transferred Subsidiary, in which case such Comcast Transferred Subsidiary shall retain such Comcast Assumed Liabilities.
Agreements
     1. Transferred Assets. Effective as of the date hereof, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, TKCCP hereby, except as provided in Section 5, assigns, transfers, conveys and delivers to Comcast Distribution LLC and Comcast Distribution LLC hereby accepts from TKCCP, all of TKCCP’s right, title and interest in and to the Transferred Assets.
     TO HAVE AND TO HOLD the right, title and interest of TKCCP in and to the Transferred Assets unto Comcast Distribution LLC, its successors and assigns, to and for its or their use forever.
     2. Assumed Liabilities. Effective as of the date hereof, Comcast Distribution LLC hereby absolutely and irrevocably assumes and agrees, from and after the date hereof, to pay, discharge and perform as and when due, the Assumed Liabilities.
     3. Comcast Distribution LLC as Attorney-in-Fact. Except with respect to the Transferred Assets specifically described in Section 5 below, TKCCP hereby constitutes and appoints Comcast Distribution LLC, its successors and assigns, the true and lawful attorneys of TKCCP, with full power of substitution, in the name and stead of TKCCP, but on behalf and for the benefit of Comcast Distribution LLC, its successors and assigns, to demand and receive any and all of the Transferred Assets conveyed, assigned or transferred to Comcast Distribution LLC hereunder, to give receipts and releases for and in respect of the same, or any part thereof, and to do all acts and things in relation to such Transferred Assets that Comcast Distribution LLC, its successors and assigns, shall deem desirable. Such power of attorney is coupled with an interest and is irrevocable by TKCCP, by reason of TKCCP’s dissolution or for any reason whatsoever.
     4. Comcast Distribution LLC as Attorney-in-Fact for Accounts Receivable. Without limiting the foregoing, TKCCP hereby constitutes and appoints Comcast Distribution LLC, its successors and assigns, the true and lawful attorneys of TKCCP, with full power of substitution, in the name and stead of TKCCP, but on behalf and for the benefit of Comcast Distribution LLC, its successors and assigns, to cash, deposit, endorse or negotiate checks received on or after the consummation of the transactions contemplated hereby made out to TKCCP in payment for cable television and related services provided by the Comcast Distributed Systems in respect of which an interest is transferred pursuant to this Bill of Sale. Such power of attorney is coupled with an interest and is irrevocable by TKCCP, by reason of TKCCP’s dissolution or for any reason whatsoever.

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5. Delayed Assets.
          a. Any Transferred Asset, the assignment, transfer, conveyance or delivery of which (or, following such assignment, transfer, conveyance or delivery, the transfer of the Equity Securities of Comcast Distribution LLC to Comcast Assignee) without the consent, authorization, approval or waiver of a third party would constitute a breach or other contravention of Law or such Transferred Asset or in any way adversely affect the rights of TKCCP, Comcast Distribution LLC, the Partners or the Comcast Assignee thereunder (a “Delayed Asset”), shall not be assigned, transferred, conveyed or delivered until the earlier of (i) such time as such consent, authorization, approval or waiver is obtained and (ii) immediately prior to the dissolution of the Partnership on the Dissolution Date, at which time such Delayed Asset shall be automatically assigned, transferred, conveyed or delivered without further action on the part of TKCCP, Comcast Distribution LLC, the Partners or the Comcast Assignee. Until the earlier of (i) such time as such consent, authorization, approval or waiver is obtained and (ii) immediately prior to the dissolution of the Partnership on the Dissolution Date, (A) TKCCP and Comcast Distribution LLC shall use all commercially reasonable efforts to obtain the relevant consent, authorization, approval or waiver, (B) TKCCP shall endeavor to provide Comcast Distribution LLC with the benefits under each Delayed Asset as if such Delayed Asset had been assigned to Comcast Distribution LLC, including preserving the benefits of and enforcing for the benefit of Comcast Distribution LLC, at Comcast Distribution LLC’s expense, any and all rights of TKCCP under such Delayed Asset, and (C) to the extent permissible with respect to such Delayed Asset, Comcast Distribution LLC shall (1) be responsible for the obligations of TKCCP with respect to such Delayed Asset and (2) act as the agent of TKCCP in preserving the benefits of and enforcing any and all rights of TKCCP in such Delayed Asset.
          b. Any Delayed Asset shall be deemed a Transferred Asset for purposes of determining whether any Liability is an Assumed Liability. Following the assignment, transfer, conveyance and delivery of any Delayed Asset, the applicable Delayed Asset shall be treated for all purposes of this Bill of Sale, the Partnership Agreement, the Distribution Agreement and the other Dissolution Documents as a Comcast Transferred Asset.
     6. Comcast Selected Employees. Each Comcast Selected Employee (as defined in the Employee Matters Agreement) who, as of immediately prior to the Distribution Date, was a current employee (including any employee on a leave of absence (including, without limitation, paid or unpaid leave, short-term disability, medical, personal, or any other form of authorized leave but excluding any employee who is on long-term disability)) of TWE, TWE-A/N or any of their respective Affiliates is hereby deemed an employee of Comcast Distribution LLC.
     7. Further Assurances.
          a. In addition to the actions specifically provided for elsewhere in this Bill of Sale, but subject to the provisions hereof, each of the parties hereto shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or

3

cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements to consummate and make effective the transactions contemplated by this Bill of Sale.
          b. TKCCP shall do, execute, acknowledge and deliver or shall cause to be done, executed, acknowledged and delivered such further acts, transfers, conveyances, assignments and assurances as reasonably may be required to assure, convey, transfer, confirm, and vest to and in Comcast Distribution LLC all of the Transferred Assets.
     8. Relation to the Agreement; Conflict. This Bill of Sale is executed and delivered pursuant to and to effect the transactions contemplated by the Distribution Agreement, subject to the covenants, representations, warranties, and other provisions thereof. No provision set forth in this Bill of Sale shall be deemed to enlarge, alter or amend the terms or provisions of the Distribution Agreement. This Bill of Sale is not intended to (i) effect the transfer of any owned real property or (ii) effect the transfer of any Transferred Asset or the assumption of any Assumed Liability that is specifically transferred or assumed pursuant to a separate instrument of transfer or assumption between the parties hereto.
     9. No Third-Party Beneficiaries. Nothing in this Bill of Sale, express or implied, is intended or shall be construed to confer upon, or give to, any Person other than Comcast Distribution LLC or TKCCP and, subject to Section 10.8 of the Distribution Agreement, their respective successors and assigns (including, without limitation, any wholly-owned Subsidiary of Comcast Distribution LLC to which any portion of the Transferred Assets are transferred after the effectiveness of this Bill of Sale) any remedy or claim under or by reason of this Bill of Sale or any terms, covenants or conditions hereof, and all of the terms, covenants, conditions, promises and agreements contained in this Bill of Sale shall be for the benefit of only Comcast Distribution LLC or TKCCP and their respective successors and assigns; provided, that Comcast Distribution LLC and TKCCP and their respective successors and assigns shall have the right to specifically enforce the transactions contemplated by this Bill of Sale.
     10. Counterparts. This Bill of Sale may be executed in any number of counterparts (including by facsimile), each of which, when executed, shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument.
[Remainder of page intentionally left blank.]

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     TKCCP and Comcast Distribution LLC have executed this Bill of Sale as of the date set forth above.

TEXAS AND KANSAS CITY CABLE PARTNERS, L.P.
By:
Name:
Title:

STATE OF	)

	)	ss.

COUNTY OF	)

     The foregoing instrument was subscribed and sworn to before me this ___ day of                                         , ___by                                      , as                                          for Texas and Kansas City Cable Partners, L.P. my hand and official seal.
     My commission expires:                                                                                 .

Notary Public

Address

HOUSTON TKCCP HOLDINGS, LLC

By:	TEXAS AND KANSAS CITY CABLE PARTNERS, L.P., its sole member

By:

Name:
Title:

STATE OF	)

	)	ss.

COUNTY OF	)

     The foregoing instrument was subscribed and sworn to before me this ___ day of                                         , ___by                                      , as                                          for Texas And Kansas City Cable Partners, L.P., the sole member of Houston TKCCP Holdings, LLC.
     Witness my hand and official seal.
     My commission expires:                                                                                 .

Notary Public

Address

Exhibit D
Comcast Distributed Systems
Systems and Franchises included in the Houston Asset Pool

Division Name	System Name	LFA	State
Houston	Clute	Clute, City of	TX
Houston	Clute	Freeport, City of	TX
Houston	Clute	Lake Jackson, City of	TX
Houston	Clute	Richwood, City of	TX

Houston	Houston	Alvin, City of	TX
Houston	Houston	Bayou Vista, Village of	TX
Houston	Houston	Baytown, City of	TX
Houston	Houston	Bellaire, City of	TX
Houston	Houston	Brazoria, County of (Unincorp.)	TX
Houston	Houston	Brookside Village, City of	TX
Houston	Houston	Bunker Hill Village, City of	TX
Houston	Houston	Chambers, County of (Unincorp.)	TX

Houston	Houston	Clear Lake Shores, City of	TX
Houston	Houston	Conroe, City of	TX
Houston	Houston	Dayton, City of	TX
Houston	Houston	Deer Park, City of	TX
Houston	Houston	Dickinson, City of	TX
Houston	Houston	El Lago, City of	TX
Houston	Houston	Friendswood, City of	TX
Houston	Houston	Ft. Bend, County of (Unincorp.)	TX
Houston	Houston	Fulshear, City of	TX
Houston	Houston	Galena Park, City of	TX
Houston	Houston	Galveston, City of	TX
Houston	Houston	Galveston, County of (Unincorp.)	TX
Houston	Houston	Harris, County of (Unincorp.)	TX
Houston	Houston	Hedwig Village, City of	TX
Houston	Houston	Hillcrest Village, City of	TX
Houston	Houston	Hilshire Village, City of	TX
Houston	Houston	Hitchcock, City of	TX
Houston	Houston	Houston, City of	TX
Houston	Houston	Humble, City of	TX
Houston	Houston	Hunters Creek Village, City of	TX
Houston	Houston	Jacinto City, City of	TX
Houston	Houston	Jamaica Beach, Village of	TX
Houston	Houston	Jersey Village, City of	TX
Houston	Houston	Katy, City of	TX
Houston	Houston	Kemah, City of	TX
Houston	Houston	La Marque, City of	TX
Houston	Houston	La Porte, City of	TX
Houston	Houston	League City, City of	TX

Division Name	System Name	LFA	State
Houston	Houston	Liberty, City of	TX
Houston	Houston	Liberty, County of (Unincorp.)	TX
Houston	Houston	Magnolia, City of	TX
Houston	Houston	Meadows Place, City of	TX
Houston	Houston	Missouri City, City of	TX
Houston	Houston	Montgomery, County of (Unincorp.)	TX
Houston	Houston	Morgan’s Point, City of	TX
Houston	Houston	Nassau Bay, City of	TX
Houston	Houston	Needville, City of	TX
Houston	Houston	Pasadena, City of	TX
Houston	Houston	Pearland, City of	TX
Houston	Houston	Piney Point Village, City of	TX
Houston	Houston	Richmond, City of	TX
Houston	Houston	Rosenberg, City of	TX
Houston	Houston	Santa Fe, City of	TX
Houston	Houston	Seabrook, City of	TX
Houston	Houston	Shenandoah, City of	TX
Houston	Houston	Shoreacres, City of	TX
Houston	Houston	South Houston, City of	TX
Houston	Houston	Southside Place, City of	TX
Houston	Houston	Spring Valley, City of	TX
Houston	Houston	Stafford, City of	TX
Houston	Houston	Sugar Land, City of	TX
Houston	Houston	Taylor Lake Village, City of	TX
Houston	Houston	Texas City, City of	TX
Houston	Houston	Tiki Island, Village of	TX
Houston	Houston	Tomball, City of	TX
Houston	Houston	Webster, City of	TX
Houston	Houston	West University Place, City of	TX
Houston	Houston	Woodlands, The	TX